                                                                 EXECUTION COPY

===============================================================================





                            STOCK PURCHASE AGREEMENT


                                  by and among


                              CENDANT CORPORATION,


                       CENDANT MEMBERSHIP SERVICES, INC.


                                      and


                                   HAVAS S.A.


                         Dated as of November 19, 1998





===============================================================================

                               TABLE OF CONTENTS


                                                                                                            Page
                                                                                                            ----
                                                        ARTICLE I

                                                      SALE OF STOCK

Section 1.1.      Purchase and Sale ................................................................         1
Section 1.2.      Post-Closing Purchase Price Adjustment ...........................................         1
Section 1.3.      Post-Closing 1998 EBITDA and Net Income Payments .................................         5
Section 1.4.      1999 Net Sales Adjustment ........................................................         9
Section 1.5.      Adjustment Issues ................................................................        12
Section 1.6.      Time and Place of Closing ........................................................        13
Section 1.7.      Deliveries by the Seller .........................................................        13
Section 1.8.      Deliveries by the Buyer ..........................................................        13
Section 1.9.      Use of the Seller's Name and Logo ................................................        14
Section 1.10.     Books and Records of the Company .................................................        14
Section 1.11.     Preservation of Records ..........................................................        14
Section 1.12.     Termination of Intercompany Relationships ........................................        15
Section 1.13.     Intercompany Accounts; Guaranties ................................................        15
Section 1.14.     Optional Restructuring  ..........................................................        15
Section 1.15.     Assumption of Liabilities  .......................................................        17

                                                        ARTICLE II

                                       REPRESENTATIONS AND WARRANTIES OF THE SELLER

Section 2.1.      Organization; Etc. ...............................................................        18
Section 2.2.      Authority Relative to this Agreement .............................................        18
Section 2.3.      Capitalization; Ownership of Shares ..............................................        18
Section 2.4.      Consents and Approvals; No Violations ............................................        19
Section 2.5.      Financial Statements .............................................................        20
Section 2.6.      Absence of Undisclosed Liabilities ...............................................        21
Section 2.7.      Absence of Certain Changes  ......................................................        21
Section 2.8.      Litigation .......................................................................        21
Section 2.9.      Compliance with Law ..............................................................        22
Section 2.10.     Employee Benefit Plans ...........................................................        22
Section 2.11.     Labor Relations ..................................................................        25
Section 2.12.     Taxes ............................................................................        25
Section 2.13.     Material Contracts ...............................................................        26
Section 2.14.     Real Property ....................................................................        27

                                       -i-


                                                                                                            Page
                                                                                                            ----
Section 2.15.     Environmental ....................................................................        28
Section 2.16.     Intellectual Property ............................................................        30
Section 2.17.     Year 2000 Compliance .............................................................        32
Section 2.18.     Brokers; Finders and Fees ........................................................        32
Section 2.19.     Assets ...........................................................................        32
Section 2.20.     Insurance  .......................................................................        33
Section 2.21.     Product Warranty  ................................................................        33
Section 2.21.     Transactions with Affiliates .....................................................        33

                                                    ARTICLE III

                                    REPRESENTATIONS AND WARRANTIES OF THE BUYER

Section 3.1.      Organization; Etc. ...............................................................        34
Section 3.2.      Authority Relative to this Agreement .............................................        34
Section 3.3.      Consents and Approvals; No Violations ............................................        34
Section 3.4.      Acquisition of Shares for Investment; Ability to Evaluate and Bear Risk ..........        34
Section 3.5.      Availability of Funds ............................................................        35
Section 3.6.      Litigation .......................................................................        35
Section 3.7.      Seller's Liability ...............................................................        35
Section 3.8.      Brokers; Finders and Fees ........................................................        35

                                                    ARTICLE IV

                                             COVENANTS OF THE PARTIES

Section 4.1.      Conduct of Business of the Company ...............................................        35
Section 4.2.      Access to Information for the Buyer ..............................................        37
Section 4.3.      Consents; Cooperation  ...........................................................        37
Section 4.4.      No Solicitation ..................................................................        38
Section 4.5.      Reasonable Efforts ...............................................................        38
Section 4.6.      Notice of Developments ...........................................................        38
Section 4.7.      Public Announcements .............................................................        38
Section 4.8.      Tax Matters ......................................................................        39
Section 4.9.      Employees; Employee Benefits .....................................................        49
Section 4.10.     Indemnification of Directors and Officers ........................................        51
Section 4.11.     Non-Competition; Non-Solicitation ................................................        51
Section 4.12.     Further Assurances ...............................................................        52
Section 4.13.     Current Information ..............................................................        52
Section 4.14.     Confidential Information .........................................................        52
Section 4.15.     Year 2000 Compliance .............................................................        53


                                      -ii-


                                                    ARTICLE V

                                CONDITIONS TO CONSUMMATION OF THE STOCK PURCHASE
                                                                                                            Page
                                                                                                            ----
Section 5.1.      Conditions to Each Party's Obligations to Consummate the Stock Purchase ..........        53
Section 5.2.      Further Conditions to the Seller's Obligations ...................................        53
Section 5.3.      Further Conditions to the Buyer's Obligations ....................................        54

                                                    ARTICLE VI

                                         TERMINATION AND ABANDONMENT

Section 6.1.      Termination ......................................................................        55
Section 6.2       Procedure for, and Effect of Termination .........................................        55

                                                   ARTICLE VII

                                        SURVIVAL AND INDEMNIFICATION

Section 7.1.      Survival Periods .................................................................        56
Section 7.2.      Seller's Agreement to Indemnify ..................................................        56
Section 7.3.      The Buyer's Agreement to Indemnify ...............................................        58
Section 7.4       Third Party Indemnification ......................................................        59
Section 7.5.      Insurance ........................................................................        61
Section 7.6.      No Duplication; Sole Remedy ......................................................        62

                                                   ARTICLE VIII

                                             MISCELLANEOUS PROVISIONS

Section 8.1.      Amendment and Modification .......................................................        62
Section 8.2.      Entire Agreement; Assignment .....................................................        62
Section 8.3.      Severability .....................................................................        62
Section 8.4.      Notices ..........................................................................        62
Section 8.5.      Governing Law; Jurisdiction ......................................................        64
Section 8.6.      Descriptive Headings  ............................................................        64
Section 8.7.      Counterparts  ....................................................................        64
Section 8.8.      Fees and Expenses ................................................................        64
Section 8.9       No Right of Offset/Setoff ........................................................        65
Section 8.10.     Interpretation ...................................................................        65
Section 8.11.     No Third Party Beneficiaries .....................................................        65
Section 8.12.     No Waivers  ......................................................................        65
Section 8.13.     Specific Performance .............................................................        65
Section 8.14.     Currency .........................................................................        66


                            STOCK PURCHASE AGREEMENT

              STOCK PURCHASE AGREEMENT, dated as of November 19, 1998 (this "Agreement"), by and among Cendant Corporation, a Delaware corporation ("Cendant"), Cendant Membership Services, Inc., a Delaware corporation and wholly owned subsidiary of Cendant ("CMS" and, together with Cendant, the "Seller"), and Havas S.A., a societe anonyme organized under the laws of France (the "Buyer").

              WHEREAS, CMS owns all of the outstanding shares of capital stock of Cendant Software Corporation, a Delaware corporation (the "Company"); and

              WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, 10 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), representing all of the issued and outstanding shares of the Company, upon the terms and subject to the conditions set forth herein.

              NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                 SALE OF STOCK

              Section 1.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), CMS will sell, convey, assign, transfer and deliver to the Buyer, and Cendant shall cause CMS to sell, convey, assign, transfer and deliver to the Buyer, and the Buyer will purchase, acquire and accept from CMS the Shares free and clear of all Liens (as hereinafter defined), in consideration for which, at the Closing, the Buyer will pay to the Seller an amount equal to Eight Hundred Million Dollars ($800,000,000) in cash, by wire transfer of immediately available funds to an account or accounts designated by the Seller prior to the Closing (the "Closing Date Cash Payment"). The Closing Date Cash Payment shall be subject to adjustment as set forth in Section 1.2. Subject to satisfaction of the conditions specified in Sections 1.3 and 1.4, the Buyer shall be obligated to make certain additional payments to the Seller in accordance with the terms of such Sections. The transactions contemplated by this Section 1.1 are sometimes herein referred to as the "Stock Purchase."

              Section 1.2. Post-Closing Purchase Price Adjustment. (a) As promptly as practicable, but no later than 90 days after the Closing Date (as hereinafter defined), the Seller will cause to be prepared and delivered to the Buyer (i) the consolidated balance sheet of the Company as of December 31, 1998 (the "Closing Balance Sheet") and the related consolidated statements of income (with related footnotes, the "1998 Income Statement", all of which, notwithstanding the foregoing shall be delivered no later than March 31, 1999 for purposes of Section 1.3), changes in stockholders' equity and cash flows of the Company for the year then ended (collectively, the "Closing Financials"), prepared in accordance with the Applicable Accounting Principles (as hereinafter defined) accompanied by the draft opinion of Deloitte & Touche LLP, independent auditors for the Seller, (ii) if the Closing Date shall not have occurred by December 31, 1998, the consolidated balance sheet of the Company as of the Closing Date, the related audited statements of income (the "Stub Period Income Statement"), changes in stockholders' equity and cash flows of the Company (collectively, the "Stub Period Financials"), accompanied by the draft opinion of Deloitte & Touche LLP, for the period commencing January 1, 1999 and ending on the Closing Date (the "Stub Period"), which Stub Period Financials shall be prepared in accordance with the Applicable Accounting Principles; and (iii) a certificate of the chief financial officer or chief accounting officer of Seller, setting forth the "Closing Equity" (as hereinafter defined), the amount of consolidated net income (loss) of the Company for the Stub Period (the "Stub Period Income (Loss)"), and the amount of any adjustment to the Closing Date Cash Payment pursuant to this Section 1.2, together with supporting calculations (the "Adjustment Certificate"). Deloitte & Touche LLP shall perform all audit procedures and processes on the Closing Financials and the Stub Period Financials necessary to sign and deliver an auditor's report thereon, and the Closing Financials and the Stub Period Financials shall be accompanied by the draft auditor's report thereon from the Seller's accountants to the effect that (x) the Closing Financials present fairly the consolidated financial position, results of operations and cash flows of the Company as of the close of business on December 31, 1998 (and for the year then ended) and (y) if applicable, the Stub Period Financials present fairly the consolidated financial position, results of operations and cash flows of the Company as of the close of business on the Closing Date (and for the Stub Period), in accordance with the Applicable Accounting Principles. The Buyer shall have 90 days from the date on which the latest of the Closing Financials, the Stub Period Financials and the Adjustment Certificate are delivered to it to review such documents (the "Review Period"). The parties hereto and their respective accountants shall be provided with customary access (of the nature and extent provided Buyer's accountants in connection with their review of the Annual Financial Statements) to the work papers of the Seller's accountants (subject to Buyer's entry into a customary waiver and indemnification agreement with Seller's accountants) in connection with the preparation and review of the Closing Financials and the Stub Period Financials, if applicable. If the Buyer disagrees in any respect with any item or amount shown or reflected in the Closing Financials, the Stub Period Financials or the Adjustment Certificate or with the calculation of the Closing Equity or the Stub Period Income (Loss) or the proposed adjustment to the Closing Date Cash Payment pursuant to this Section 1.2, the Buyer may, on or prior to the last day of the Review Period, deliver a written notice to the Seller setting forth, in reasonable detail, each disputed item or amount and the basis for the Buyer's disagreement therewith (the "Dispute Notice"). If no Dispute Notice is received by the Seller on or prior to the last day of the Review Period, then the Closing Financials, the Stub Period Financials and the Adjustment Certificate shall be deemed accepted by the Buyer.

              (b) For 30 days after the Seller's receipt of a Dispute Notice, the parties shall endeavor in good faith to resolve by mutual agreement all matters in the Dispute Notice. In the event the parties are unable to resolve by mutual agreement, any matter in the Dispute Notice within such 30-day period, the Buyer and the Seller hereby agree that they shall engage PriceWaterhouseCoopers LLC as the "Accountant" (if PriceWaterhouseCoopers LLC is unable or unwilling to serve as the Accountant, the parties' respective financial advisors shall, within 15 days of the end of such 30-day period, agree on an alternate independent accounting firm), in respect of this Section
1.2. The Accountant shall conduct such review of the Closing Financials, the Stub Period Financials, if applicable, any related work papers of the Seller's accountants, the Adjustment Certificate and the Dispute Notice, and any supporting documentation as the Accountant in its sole discretion deems necessary, and the Accountant shall conduct such hearings or hear such presentations by the parties or obtain such other information as the Accountant in its sole discretion deems necessary.

              (c) The Accountant shall, as promptly as practicable and in no event later than 45 days following the date of its retention, deliver to the Seller and the Buyer a report (the "Adjustment Report") in which the Accountant shall, after reviewing disputed items set forth in the Dispute Notice, determine what adjustments, if any, should be made to the Closing Financials and/or the Stub Period Financials in order for each to comply with the Applicable Accounting Principles and this Section 1.2 and shall determine the appropriate Closing Equity and Stub Period Income (Loss) on that basis. The Adjustment Report shall set forth, in reasonable detail, the Accountant's determination with respect to each of the disputed items or amounts specified in the Dispute Notice, and the revisions, if any, to be made to the Closing Financials and/or the Stub Period Financials, the Adjustment Certificate, the Closing Equity and Stub Period Income (Loss), together with supporting calculations. All fees and expenses relating to this work of the Accountant shall be borne equally by the Buyer and the Seller. The Adjustment Report shall be final and binding upon the Buyer and the Seller, shall be deemed a final arbitration award that is binding on each of the Buyer and the Seller, and no party shall seek further recourse to courts, other arbitral tribunals or otherwise.

              (d) The Closing Date Cash Payment shall be reduced by the amount, if any, by which the Closing Equity is less than the Closing Target Equity (as hereinafter defined) or increased by the amount, if any, by which the Closing Equity exceeds the Closing Target Equity. Interest shall be paid on the amount of adjustment to be made pursuant to this paragraph (d) at the Applicable Rate, as provided below. The "Closing Target Equity" shall equal $344.7 million, increased by the amount of the Stub Period Income if positive, or $344.7 million decreased by the amount of the Stub Period Loss if negative. "Closing Equity" shall mean, as calculated in accordance with the Applicable Accounting Principles, on a consolidated basis for the Company and its Subsidiaries, total assets minus total liabilities immediately prior to the Closing. For the purposes of calculating Closing Equity, the parties agree: (i) not to propose any extraordinary writeoffs or impairments of goodwill, intangibles or licenses other than those writeoffs or impairments of goodwill, intangibles or licenses already presented in the Closing Financials prepared by the Seller; (ii) to exclude all

Retained Liabilities assumed by the Seller and any funding provided by the Seller with respect thereto; (iii) to reflect that all intercompany assets and liabilities owed to or from the Seller and its affiliates (other than the Company and its Subsidiaries) are converted into equity; (iv) to exclude any purchase accounting implications related to the transactions contemplated in this Agreement; provided, however, that if the Closing Equity exceeds the Closing Target Equity, the liabilities, reserves and/or accruals attributable to the Option Amendments and/or the Bonus Pool (as hereinafter defined) (the "Option/Bonus Liability") which in the absence of clause (ii) above would have been deducted from Closing Equity will, notwithstanding such clause (ii), be deducted from Closing Equity, provided that the amount of the Option/Bonus Liability shall not reduce Closing Equity below Closing Target Equity.

              (e) Within five business days following Seller's delivery of the Closing Financials, the Buyer or the Seller, as applicable, shall pay to the other party 50% of the amount which would properly be payable pursuant to the first sentence of paragraph (d) if the Closing Financials and the Adjustment Certificate were to be deemed accepted by the Buyer, with interest on such amount at the Applicable Rate from the Closing Date through the date of payment. Any such payment shall be made by wire transfer of immediately available funds to an account or accounts designated by the Buyer or the Seller, as the case may be, prior to the applicable payment date.

              (f) Effective upon the end of the Review Period (if a timely Dispute Notice is not delivered), or upon the resolution of all matters set forth in the Dispute Notice by mutual agreement of the parties or by the issuance of the Adjustment Report (if a timely Dispute Notice is delivered),
(i) if an additional payment is owing by the party which made payment pursuant to paragraph (e) above to obtain the result provided for in the first two sentences of paragraph (d), such party shall make the payment, with interest on such amount at the Applicable Rate from the Closing Date until the date such payment is made, by wire transfer of immediately available funds to an account or accounts designated by the Buyer or the Seller, as the case may be, prior to the applicable payment date and (ii) if the payment made pursuant to paragraph
(e) exceeded the amount necessary to obtain the result provided for in the first sentence of paragraph (d) or if the party making payment pursuant to paragraph (e) should not have made any payment and/or should have instead been the recipient of a payment, in each case in order to obtain the result provided for in the first sentence of paragraph (d), the party which had previously been paid pursuant to paragraph (e) shall make payment to the other party in an amount such that the result provided for in the first sentence of paragraph (d) is achieved, with interest on such amount payable hereunder at the Applicable Rate from the Closing Date to the date of the payment made under this paragraph
(f).

              (g) Any interest payable pursuant to Section 1.2(e) or (f) shall be paid at the following rates: from the Closing Date through the 90th day following the Closing, 3-month London Interbank Offered Rate as published by Bloomberg as in effect at the close of business on the Closing Date ("LIBOR") plus 60 basis points; from the 91st day following the Closing Date through the 120th day following the Closing Date, 7.5% per annum; and from and after the 121st day following the Closing Date, at 10% per annum, and such rate as in effect from time to time shall be the "Applicable Rate" for purposes of this Section 1.2; provided, however, that the counting of days following the Closing Date shall be suspended during such time as the party benefiting from the increase in interest rate shall not be in compliance with the provisions and deadlines contained in this Section 1.2.

              Section 1.3. Post-Closing 1998 EBITDA and Net Income Payments .
(a) As promptly as practicable, but no later than March 31, 1999, the Seller will cause to be prepared and delivered to the Buyer a certificate of the chief financial officer or chief accounting officer of the Seller, setting forth the Adjusted 1998 EBITDA (as hereinafter defined) and the 1998 Net Income, together with supporting calculations (the "EBITDA Adjustment Certificate") based upon the 1998 Income Statement. The 1998 Income Statement and the EBITDA Adjustment Certificate shall be accompanied by the draft auditor's report thereon from the Seller's accountants to the effect that the 1998 Income Statement and the EBITDA Adjustment Certificate present fairly the consolidated results of operations, the 1998 Net Income and the Adjusted 1998 EBITDA of the Company for the year ended December 31, 1998 (without giving effect to the sale and purchase of the Shares or any subsequent transaction contemplated hereby) in accordance with the Applicable Accounting Principles. The Buyer shall have 90 days from the date on which the 1998 Income Statement and the EBITDA Adjustment Certificate are delivered to it to review such documents (the "EBITDA Review Period"). In furtherance of the foregoing, the Buyer shall cause the Company and each of the Company's Subsidiaries to give the Seller and its authorized representatives reasonable access to all books, records, personnel, offices and other facilities and properties of the Company, the Subsidiaries (as hereinafter defined) of the Company and the Company's accountants as the Seller may require in order to prepare the 1998 Income Statement and the EBITDA Adjustment Certificate; provided, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Buyer, the Company or any Subsidiary of the Company. If the Buyer disagrees in any respect with any item or amount shown or reflected in the 1998 Income Statement or the EBITDA Adjustment Certificate or with the calculation of the 1998 Net Income or the Adjusted 1998 EBITDA, the Buyer may, on or prior to the last day of the EBITDA Review Period, deliver a written notice to the Seller setting forth in reasonable detail each disputed item or amount and the basis for the Buyer's disagreement therewith (the "EBITDA Dispute Notice"). If no EBITDA Dispute Notice is received by the Seller on or prior to the last day of the EBITDA Review Period, then the 1998 Income Statement and the EBITDA Adjustment Certificate shall be deemed accepted by the Buyer.

              (b) For 30 days after the Seller's receipt of an EBITDA Dispute Notice, the parties shall endeavor in good faith to resolve by mutual agreement all matters in the EBITDA Dispute Notice. In the event that the parties are unable to resolve by mutual agreement any matter in the EBITDA Dispute Notice within such 30-day period, the Buyer and the Seller hereby agree that they shall engage the Accountant in respect of
Section 1.3. The Accountant shall conduct such review of the 1998 Income Statement, any related work papers of the Seller's accountants, the EBITDA Adjustment Certificate and the EBITDA Dispute Notice, and any supporting documentation as the Accountant in its sole discretion deems necessary, and the Accountant shall conduct such hearings or hear such presentations by the parties or obtain such other information as the Accountant in its sole discretion deems necessary.

              (c) The Accountant shall, as promptly as practicable and in no event later than 45 days following the date of its retention, deliver to the Seller and the Buyer a report (the "EBITDA Adjustment Report") in which the Accountant shall, after considering all matters set forth in the EBITDA Dispute Notice, determine what adjustments, if any, should be made to the 1998 Income Statement in order for it to comply with the Applicable Accounting Principles and this Section 1.3 and shall determine the appropriate Adjusted 1998 EBITDA and 1998 Net Income on that basis. The EBITDA Adjustment Report shall set forth, in reasonable detail, the Accountant's determination with respect to each of the disputed items or amounts specified in the EBITDA Dispute Notice, and the revisions, if any, to be made to the 1998 Income Statement, the EBITDA Adjustment Certificate and the Adjusted 1998 EBITDA and 1998 Net Income, together with supporting calculations. All fees and expenses relating to this work of the Accountant shall be borne equally by the Buyer and the Seller. The EBITDA Adjustment Report shall be final and binding upon the Buyer and the Seller, shall be deemed a final arbitration award that is binding on each of the Buyer and the Seller, and no party shall seek further recourse to courts, other arbitral tribunals or otherwise.

              (d) Buyer shall make an additional payment in accordance with paragraphs (f) and (g) of this Section 1.3 to the Seller of $100 million if Adjusted 1998 EBITDA, as finally determined pursuant to this Section 1.3, is equal to or greater than $60 million; if Adjusted 1998 EBITDA, as finally determined pursuant to this Section 1.3, is $50 million or less, the Buyer shall not make an additional payment to the Seller in respect of Adjusted 1998 EBITDA; if Adjusted 1998 EBITDA, as finally determined pursuant to this Section 1.3, is more than $50 million but less than $60 million, the Buyer shall make an additional payment to the Seller in respect of Adjusted 1998 EBITDA as set forth below; accordingly, the following table sets forth the agreement of the parties with respect to such potential additional payment:

                        ADJUSTED 1998 EBITDA         AMOUNT PAYABLE
                        --------------------         --------------

                        $ 60 million or more         $ 100 million

                            $ 55 million              $ 50 million

                        $ 50 million or less             $ 0.00


The additional payment in respect of amounts of Adjusted 1998 EBITDA between those specified above shall be determined by linear interpolation. The amount of any additional payment to be made pursuant to this paragraph (d) shall bear interest at the Applicable Rate, as provided below.

              (e) The Buyer shall also make an additional payment to the Seller of an amount equal to 1998 Net Income, if a positive amount, in accordance with paragraphs (f) and (g) of this Section 1.3. Interest shall be paid on the additional payment made pursuant to this paragraph (e) at the Applicable Rate, as provided below.

              (f) Within five business days following the Seller's delivery of the 1998 Income Statement and EBITDA Adjustment Certificate and the amounts of Adjusted 1998 EBITDA and 1998 Net Income derived therefrom, the Buyer shall pay to the Seller 50% of the amount which would properly be payable pursuant to the first two sentences of paragraph (d) and the first sentence of paragraph (e) if the 1998 Income Statement and EBITDA Adjustment Certificate and the amounts of Adjusted 1998 EBITDA and 1998 Net Income derived therefrom, were to be deemed accepted by the Buyer, with interest on such amount at the Applicable Rate from the Closing Date through the date of payment. Any such payment shall be made by wire transfer of immediately available funds to an account or accounts designated by the Buyer or the Seller, as the case may be, prior to the applicable payment date.

              (g) Effective upon the end of the EBITDA Review Period (if a timely EBITDA Dispute Notice is not delivered), or upon the resolution of all matters set forth in the EBITDA Dispute Notice by mutual agreement of the parties or by the issuance of the EBITDA Adjustment Report (if a timely EBITDA Dispute Notice is delivered), (i) if an additional payment is owing by the Buyer to obtain the results provided for in the first two sentences of paragraph (d) and the first sentence of paragraph (e), the Buyer shall make the payment, with interest on such amount at the Applicable Rate from the Closing Date through the date of payment, by wire transfer of immediately available funds to an account or accounts designated by the Seller prior to the applicable payment date or (ii) if the payment made pursuant to paragraph (f) exceeded the amount necessary to obtain the result provided for in the first sentence of paragraph (d) and the first sentence of paragraph (e) or if the Buyer should not have made any payment, in each case in order to obtain the result provided for in the first two sentences of paragraph (d) and the first sentence of paragraph (e), the Seller shall make payment to the Buyer in an amount such that the result provided for in the first two sentences of paragraph (d) and the first sentence of paragraph (e) is achieved, with interest thereon at the Applicable Rate from the Closing Date to the date of payment made under this paragraph (g).

              (h) Any interest payable pursuant to Section 1.3 (e), (f) or (g) shall be paid at the following rates: from the Closing Date through March 31, 1999, 3-month LIBOR plus 60 basis points; from April 1, 1999 through April 30, 1999, 7.5% per annum; and from and after May 1, 1999, at 10% per annum, and such rate as is in effect from time to time shall be the "Applicable Rate" for the purposes of this Section 1.3; provided, however, that the counting of days following the Closing Date shall be suspended during such time as the party benefiting from the increase in interest rate shall not be in compliance with the provisions and deadlines contained herein.

              (i) "EBITDA" shall mean for the relevant period, in accordance with the Applicable Accounting Principles, net sales minus cost of goods sold and operating expenses (i.e., product development, marketing, selling, general and administrative), provided, however, that in no event shall there be any deduction in respect of Option Amendments and the Bonus Pool. EBITDA shall be calculated before depreciation of fixed assets, amortization of goodwill, intangibles and licenses, extraordinary writeoffs or impairments of goodwill, intangibles and licenses, interest income, interest expense and taxes on income, and will exclude all other Non-Operating Income and Expenses (as defined in the Applicable Accounting Principles).

              (j) "1998 EBITDA"shall mean EBITDA for the year ending December 31, 1998.

              (k) "Adjusted 1998 EBITDA" shall mean 1998 EBITDA minus (i) the effects of reversing into 1998 income reserves included in the 1997 Balance Sheet, other than the $1.3 million previously disclosed to the Buyer and (ii) the amount by which 1998 Product Development Costs (as defined in the Applicable Accounting Principles) are less than $126 million.

              (l) "1998 Net Income" shall mean, for the year ended December 31, 1998, in accordance with the Applicable Accounting Principles, the consolidated net income of the Company, but excluding the effects of (i) any purchase accounting implications related to the transaction contemplated in the Stock Purchase Agreement, (ii) all extraordinary gains or losses, (iii) the accounting implications of Option Amendments and the Bonus Pool and (iv) the effects of reversing into 1998 income reserves included in the 1997 Balance Sheet, other than the $ 1.3 million previously disclosed to the Buyer. 1998 Net Income shall be calculated assuming a 38% tax rate is applied to taxable income and assuming the management fee equals $12.1 million.

              (m) During the period following the Closing Date, the Buyer shall cause the business of the Company to be operated in the ordinary course and shall not take any action to increase the level of returns and price protection in respect of transactions occurring in 1998 that would not otherwise be taken, but for the existence of the additional payment provisions of Sections 1.2 and
1.3 and the opportunity of minimizing or eliminating any payment to the Seller pursuant to said Sections (provided, however, that the Buyer shall not be prevented by this paragraph (m) from operating the business of the Company and Subsidiaries in accordance with the prudent business judgment of the Buyer to enhance the growth and profitable development of the Company's business, taking into account the Buyer's obligations under Sections 1.2 and 1.3).

              Section 1.4. 1999 Net Sales Adjustment. (a) As promptly as practicable, but no later than March 31, 2000, the Buyer will cause to be prepared and delivered to Seller (i) the consolidated income statement of the Company for the year ended December 31, 1999 (the "1999 Income Statement"), which shall be prepared in accordance with the Applicable Accounting Principles; and (ii) a certificate of the chief financial officer or chief accounting officer of the Buyer, setting forth the Adjusted 1999 Net Sales (as hereinafter defined), together with supporting calculations (the "1999 Net Sales Adjustment Certificate"). The 1999 Income Statement and the 1999 Net Sales Adjustment Certificate shall be accompanied by the auditor's report thereon from the Buyer's accountants to the effect that the Adjusted 1999 Net Sales Adjustment Certificate presents fairly the Adjusted 1999 Net Sales. The Seller shall have 45 days from the date on which the 1999 Income Statement and the 1999 Net Sales Adjustment Certificate are delivered to it to review such documents (the "1999 Net Sales Review Period"). The parties hereto and their respective accountants shall be provided with customary access (of the nature and extent provided Buyer's accountants in connection with their review of the Closing Financials) to the work papers of the Buyer's accountants (subject to Seller's entry into a customary waiver and indemnification agreement with Buyer's accountants) in connection with the preparation and review of the 1999 Income Statement. In furtherance of the foregoing, the Buyer shall cause the Company and each of the Company's Subsidiaries to give the Seller and its authorized representatives reasonable access to all books, records, personnel, offices and other facilities and properties of the Company, the Subsidiaries and the Company's accountants as the Seller may require in order to review the 1999 Net Sales Adjustment Certificate; provided, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Buyer, the Company or any Subsidiary of the Company. If the Seller disagrees in any respect (except with respect to matters concerning the Applicable Accounting Principles) with the 1999 Net Sales Adjustment Certificate or with the calculation of the Adjusted 1999 Net Sales, the Seller may, on or prior to the last day of the 1999 Net Sales Review Period, deliver a notice to the Buyer setting forth each disputed item or amount and the basis for the Seller's disagreement therewith (the "1999 Net Sales Dispute Notice"). If no 1999 Net Sales Dispute Notice is received by the Buyer on or prior to the last day of the 1999 Net Sales Review Period, then the 1999 Income Statement and the 1999 Net Sales Adjustment Certificate shall be deemed accepted by the Seller.

              (b) For 30 days after the Seller's receipt of a 1999 Net Sales Dispute Notice, the Buyer and the Seller shall endeavor in good faith to resolve by mutual agreement all matters set forth in the 1999 Net Sales Dispute Notice. In the event that the parties are unable to resolve by mutual agreement any matter in the 1999 Net Sales Dispute Notice, the Seller and the Buyer hereby agree that they shall engage the Accountant in respect of Section 1.4. The Accountant shall conduct such review of the 1999 Income Statement, any related work papers of the Buyer's accountants, the 1999 Net Sales Adjustment Certificate and the 1999 Net Sales Dispute Notice, and any supporting documentation as the Accountant in its sole discretion deems necessary, and the Accountant shall conduct such hearings or hear such presentations by the parties or obtain such other information as the Accountant in its sole discretion deems necessary.

              (c) The Accountant shall, as promptly as practicable and in no event later than 45 days following the date of its retention, deliver to the Seller and the Buyer a report (the "1999 Net Sales Adjustment Report") in which the Accountant shall, after considering all matters set forth in the 1999 Net Sales Dispute Notice, determine the appropriate Adjusted 1999 Net Sales in accordance with the Applicable Accounting Principles and this Section 1.4. The 1999 Net Sales Adjustment Report shall set forth, in reasonable detail, the Accountant's determination with respect to each of the disputed items or amounts specified in the 1999 Net Sales Dispute Notice, and the revisions, if any, to be made to the 1999 Net Sales Adjustment Certificate and the Adjusted 1999 Net Sales, together with supporting calculations. All fees and expenses relating to this work of the Accountant shall be borne equally by the Buyer and the Seller. The 1999 Net Sales Adjustment Report shall be final and binding upon the Buyer and the Seller, shall be deemed a final arbitration award that is binding on each of the Buyer and the Seller and no party shall seek further recourse to courts other arbitral tribunals or otherwise.

              (d) Buyer shall make an additional payment to the Seller of $85 million if Adjusted 1999 Net Sales, as finally determined pursuant to this
Section 1.4, is equal to or greater than $800 million; if Adjusted 1999 Net Sales, as finally determined pursuant to this Section 1.4, is $700 million or less, the Buyer shall not make an additional payment to the Seller in respect of Adjusted 1999 Net Sales; if Adjusted 1999 Net Sales, as finally determined pursuant to this Section 1.4, is more than $700 million but less than $800 million, the Buyer shall make an additional payment to the Seller in respect of Adjusted 1999 Net Sales determined as set forth below; accordingly, the following table sets forth the agreement of the parties with respect to such potential additional payment:

                           ADJUSTED 1999
                             NET SALES                AMOUNT PAYABLE
                             ---------                --------------

                       $ 800 million or more            $ 85 million

                           $ 750 million              $ 42.5 million

                       $ 700 million or less              $ 0.00


The additional payment in respect of amounts of Adjusted 1999 Net Sales between those specified above shall be determined by linear interpolation.

              (e) "1999 Gross Sales" shall mean, for the year ended December 31, 1999, in accordance with the Applicable Accounting Principles, the total consolidated 1999 gross revenues of the Company for all products, license or similar fees and services, including without limitation revenues from existing and future products under development, owned, licensed, distributed or otherwise generated by the business, assets or operations of the Company or any of its Subsidiaries, excluding the effect of any post-closing acquisitions.

              "Adjusted 1999 Net Sales" shall mean 1999 Gross Sales reduced by estimated amounts for price protection, returns, rebates related solely to total sales of the Company in 1999 (such amounts to be calculated in accordance with the Applicable Accounting Principles). If following the Closing, the Company or any of its Subsidiaries sells a product bundled with a product of the Buyer or any of its affiliates (other than the Company and its Subsidiaries (the "non-Company Product")), then the revenue included in the calculation of Adjusted 1999 Net Sales will be that portion of the bundled revenue corresponding to the retail price of the Company product as compared to the retail price of the non-Company Product. To the extent any asset or business disposition is completed following the Closing but before December 31, 1999, Adjusted 1999 Net Sales shall be increased by (x) 153% multiplied by (y) the net sales of such disposed assets or businesses as forecasted in the 1999 Consumer Sales Forecast attached as Exhibit 1.4(e) for the remaining quarters of 1999 or portions thereof, calculated on a pro rata basis for the applicable partial quarter, during which such disposed asset or business is not included in the Company's consolidated Adjusted 1999 Net Sales.

              (f) During the year ending December 31, 1999, the Seller shall cause (prior to the Closing) and the Buyer shall cause (from and after the Closing) the business of the Company to be operated in the ordinary course and shall not take any action to reduce the 1999 Net Sales for the purpose of reducing the likelihood or amount of any payment to the Seller to this Section 1.4, provided, however, that this Section shall not prevent the business from being operated in accordance with the prudent business judgment of the Seller (prior to the Closing) and the Buyer (from and after the Closing) to enhance the growth and profitable development of the Company's business, taking into account the Buyer's obligations under this Section 1.4. Buyer represents that as of the date hereof, Buyer has no current plans or intentions to close down any of the Company's product lines.

              Section 1.5. Adjustment Issues. (a) Neither the Seller nor the Buyer shall raise any dispute under any of the adjustment or additional payment mechanisms set forth in Sections 1.2, 1.3 and 1.4 premised upon the application of accounting principles inconsistent with explicit provisions of the Applicable Accounting Principles.

              (b) The Accountant shall not have the power, in the process of preparing the respective adjustment reports called for in Sections 1.2, 1.3 and 1.4, to consider or otherwise seek to resolve issues or disputes that either
(i) were not properly raised in a dispute notice delivered within the applicable review period or (ii) were resolved by mutual agreement of the Buyer and the Seller after prior timely delivery of a dispute notice.

              (c) A physical inventory shall be taken as of January 31, 1999 and rolled back to December 31, 1998 by the auditor for the Seller (to be coordinated with and observed by the auditor for the Buyer) in connection with the preparation of the Closing Financials and Stub Period Financials.

              (d) To the extent that the accounting treatment of a given transaction for the periods subsequent to December 31, 1997 is not specifically covered by the Applicable Accounting Principles, the transaction should be treated in accordance with the U.S. GAAP as applied consistently with the accounting policies, practices and methods used to prepare the Annual Financial Statements.

              (e) With respect to an unresolved dispute between the Buyer and the Seller as to the amounts of the Sales Return Reserve and Price Protection Reserves at December 31, 1998, the Buyer and the Seller agree that the Accountant engaged to arbitrate the dispute will be instructed and required to use the following methodology to determine the amount of those balances at December 31, 1998.

              All returns authorized prior to January 1, 1999 and processed after December 31, 1998 are deemed to be returns of products shipped prior to December 31, 1998. All returns authorized and processed after December 31, 1998 are deemed first to be a return of product shipped subsequent to December 31, 1998 and prior to the date of the returns authorization and second to product shipped prior to January 1, 1999.

              All price protection credits authorized after December 31, 1998 are deemed, to the extent of quantities price protected to first be a reduction to the price of quantities of product shipped subsequent to December 31, 1998 and prior to the date of the price protection authorization and second to be a reduction of the price of quantities of product shipped prior to January 1, 1999.

              This methodology will be applied on a customer basis by title and this principle will also be applied to the Stub Period Financials.

              This clause (e) shall apply mutatis mutandis to disputes with respect to Adjusted 1999 Net Sales.

              (f) Attached hereto as Exhibit 1.5(f) are the "Applicable Accounting Principles."

              Section 1.6. Time and Place of the Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, at 9:00 a.m. (local time) on the later to occur of (i) the third business day following the date on which all of the conditions to each party's obligations hereunder have been satisfied or waived, (ii) December 31, 1998, or at such other date, place or time as the parties may agree. The date on which the Closing occurs and the transactions contemplated hereby become effective is referred to herein as the "Closing Date."

              Section 1.7. Deliveries by the Seller. Subject to the terms and conditions hereof, at the Closing, the Seller will deliver the following to the
Buyer:

              (a) A certificate or certificates representing the Shares, accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer and with all necessary stock transfer and other documentary stamps attached;

              (b) The resignations of all members of the Board of Directors of the Company, and all officers of the Company and its Subsidiaries, who are Cendant employees;

              (c) The Assumption of Liabilities (as hereinafter defined);

              (d) A certificate of non-foreign status as provided in Treasury Regulation Section 1.1445-2(b); and

              (e) All other documents, instruments and writings required to be delivered by the Seller at or prior to the Closing Date pursuant to this Agreement.

              Section 1.8. Deliveries by the Buyer. Subject to the terms and conditions hereof, at the Closing, the Buyer will deliver the following to the
Seller:

              (a) The Closing Date Cash Payment, in immediately available funds, in the manner set forth in Section 1.1 hereof; and

              (b) All other documents, instruments and writings required to be delivered by the Buyer at or prior to the Closing Date pursuant to this Agreement.

              Section 1.9. Use of the Seller's Name and Logo. It is expressly agreed that the Buyer is not purchasing, acquiring or otherwise obtaining any right, title or interest in the name "Cendant Software Corporation," or any trade names, trademarks, identifying logos or service marks related thereto or employing the word "Cendant" or any part or variation of any of the foregoing or any confusingly similar trade name, trademark or logo (collectively, the "Seller's Trademarks and Logos"); provided, however, that the Buyer may, on a royalty-free basis, use the Seller's Trademarks and Logos and any trade names, trademarks, servicemarks owned or licensed by Cendant and its affiliates and used in the business conducted by the Company and its affiliates, (i) (A) currently existing on stationery, shipping materials, business cards, invoices, and other general office materials and (B) currently existing on software-related instruction materials, sales and marketing flyers and brochures and software packaging, until such time as such inventory existing on the Closing Date is sold, removed from distribution for sale or destroyed in the ordinary course of business and (ii) for three months following the Closing Date, in general advertisements and corporate public relations materials, for the exclusive purpose of identifying the company as having been formerly owned by the Seller. The Buyer agrees that, except as set forth in this Section 1.9, neither it nor any of its affiliates shall make any use of the Seller's Trademarks and Logos from and after the Closing Date. The Buyer may, on a royalty free basis, use (for the purposes used at the Closing Date) the Seller's Trademarks and Logos as such may be contained (as at the Closing Date) in the software (including, without limitation, the source code and object code) sold, licensed or distributed by the Company. The Buyer further agrees that following the Closing it will use its commercially reasonable efforts to terminate as soon as practicable its use of the Seller's Trademarks and Logos as such may be contained in software sold by the Company.

              Section 1.10. Books and Records of the Company. The Seller agrees to deliver to the Buyer or the Company at Closing all books and records of the Company and its Subsidiaries, including, but not limited to, correspondence, memoranda, books of account, personnel, payroll records and original documents relating to the ownership or leasing of real property and the like, except for the Tax Returns (as hereinafter defined) relating to the Company and its Subsidiaries. As used in this Agreement, a "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership or membership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned or controlled directly or indirectly by such person.

              Section 1.11. Preservation of Records. The Buyer agrees that it shall preserve and keep all books and records referred to Section 1.10 above in an accurate and complete fashion for a period of at least three years from the Closing Date; provided, however, that records relating to Taxes and Tax Returns shall be kept for the applicable statutory period (including extensions thereof), if longer than two years. After such period, before the Buyer shall dispose of any of such books and records, at least 90 calendar days' prior written notice to such effect shall be given by the Buyer to the Seller, and the Seller shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as the Seller may select. During such period, duly authorized representatives of the Seller shall, upon reasonable notice, have access thereto during normal business hours to examine, inspect and copy such books and records.

              Section 1.12. Termination of Intercompany Relationships. (a) Except as agreed to in writing by the Seller and the Buyer, at the Closing all data processing, accounting, insurance, banking, personnel, legal, communications and other products and services provided to the Company or its affiliates by the Seller or any affiliate of the Seller or by the Company or its affiliates to the Seller or any affiliate of the Seller or shared among the Seller, the Company and their affiliates, including any agreements or understandings (written or oral) with respect thereto, will terminate.

              Promptly after the date hereof, the Buyer and the Seller shall negotiate in good faith commercial agreements with respect to the sale and purchase of products and services of the Company and its Subsidiaries, on the one hand, and Seller and its Subsidiaries (other than the Company and its Subsidiaries), on the other hand, on terms and conditions mutually satisfactory to Seller and Buyer in their sole discretion. From and after the Closing until the first anniversary of the Closing, Buyer shall cause the Company and its Subsidiaries to sell certain products to Seller and its affiliates (and certain third parties under currently existing contractual obligations disclosed to Buyer) on the terms and subject to the conditions set forth in the forms of agreement attached hereto as Exhibit 1.12(b)-1 and Exhibit 1.12(b)-2.

              Section 1.13. Intercompany Accounts; Guaranties. (a) On or prior to the Closing Date, all intercompany accounts between the Company, on the one hand, and the Seller and its affiliates, on the other hand, shall be converted into equity without any payment of funds in connection therewith.

              The Buyer shall use its reasonable best efforts to cause itself or the Company to be substituted in all respects for the Seller, effective as of the Closing, in respect of all obligations of the Seller under each of the Guaranties (as hereinafter defined). If the Buyer is unable to effect such a substitution with respect to any Guaranty after using all reasonable efforts to do so, the Buyer shall at its option either (i) obtain letters of credit, on terms and from financial institutions reasonably satisfactory to the Seller, with respect to the obligations covered by each of the Guaranties for which the Buyer does not effect such substitution or (ii) indemnify the Seller for its obligations under the Guaranties as set forth in Section 7.3.

              Section 1.14. Optional Restructuring. Notwithstanding anything in this Agreement to the contrary, the Buyer or its designated affiliate or affiliates shall have the right, in the Buyer's sole discretion so long as such exercise shall not delay the Closing Date by more than five business days, to purchase immediately prior to the Closing and after all of the conditions set forth in Article V have been satisfied or waived, for an amount in cash equal to a pro rata portion (based on relative fair market values) of the Closing Date Cash Payment to be determined by the Buyer and Seller in good faith, all of the capital stock of one or more of the Company's Subsidiaries that are organized under the laws of any country (or any subdivision thereof) other than the United States (or any subdivision thereof) (each, a "Foreign Sub"), provided that the amount of any Incremental Tax Liability (as defined below) not paid to Seller pursuant to this Section 1.14 resulting from the separate sale of such Foreign Subs shall be treated as Excluded Taxes for purposes of Section 4.8(c). In the event that the Buyer exercises its right to purchase or cause an affiliate to purchase a Foreign Sub under the immediately preceding sentence, (i) the entire proceeds of the sale of such Foreign Sub shall be distributed to CMS after the consummation of such sale but immediately prior to the Closing, (ii) the Closing Date Cash Payment shall be reduced dollar-for-dollar by the amount of such distribution to CMS and (iii) the Seller shall report the sale of the stock of the Foreign Subs in the Seller's Tax Returns for the taxable period that includes the date upon which such sale occurs. For purposes of this Agreement, "Incremental Tax Liability" shall mean, on an After-Tax Basis, the excess, if any, (a) of the amount of Taxes (including Transfer Taxes) actually incurred by the Seller and its Subsidiaries as a result of or attributable to (i) the sale of the Shares and (ii) the sale of the stock of any Foreign Subs that are purchased by the Buyer or its designated affiliate or affiliates pursuant to this Section 1.14, over (b) the amount of Taxes that would have been incurred by the Seller and its Subsidiaries if the Buyer had purchased only the Shares. For purposes of subclause (a) of the immediately preceding sentence, the amount of the Taxes shall be determined (x) taking into account the amount of any foreign tax credits generated (and actually utilized to reduce Taxes) as a result of the purchase of the stock of any Foreign Subs pursuant to this Section 1.14, provided, however, that in determining the amount of such credits to be taken into account to reduce the Incremental Tax Liability, such credits shall equal the product of (I) the foreign tax credits generated as a result of the purchase of the stock of the Foreign Subs multiplied by (II) a fraction, the numerator of which is foreign tax credits that are actually utilized in the taxable year of such purchase to reduce the Seller's Tax liability and the denominator of which is the total amount of all foreign tax credits (including credit carryforwards) available to the Seller in such taxable year; and (y) taking into account any Taxes incurred as a result of the Subpart F provisions of the Code, Section 1248 of the Code and the passive foreign investment company (PFIC) rules, or any other similar applicable U.S. tax rules, including for this purpose, any such Taxes incurred as a result any activities of the Buyer, in the period beginning on the Closing Date and ending the last date of the Company's and each of its Subsidiaries first U.S. taxable year-end following the Closing. "After Tax Basis" means that, in determining the amount of the Incremental Tax Liability required to be paid pursuant to this Section 1.14, the amount required to be paid shall be increased ("grossed up") by the amount necessary to satisfy (x) any Tax liabilities incurred by Seller and its Subsidiaries solely as a result of the receipt, or right to receive, such payment and (y) any Tax liabilities incurred by Seller and its Subsidiaries as a result of payments pursuant to clause (x) of this sentence and this clause (y), so that, subject to the preceding sentence (relating to the exclusion of any tax credits), Cendant and its Subsidiaries are put in the same net after-Tax economic position as if the stock of the Foreign Subs had not been purchased separately. At the Closing Date, the Buyer shall pay in immediately available funds to the Seller the estimated amount of the Incremental Tax Liability determined pursuant to this Section 1.14, which amount shall be adjusted, as appropriate, to reflect the actual Incremental Tax Liability.

              Section 1.15. Assumption of Liabilities. At the Closing Cendant shall execute and deliver to the Buyer an assumption agreement to be reasonably agreed to by the parties hereto prior to the Closing, pursuant to which Seller shall agree to pay, perform and discharge when due all liabilities, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses relating thereto) (collectively, the "Liabilities") relating to the following (the Liabilities listed below being referred to herein collectively as the "Retained Liabilities"):

              (a) Subject to Section 4.8(q), all Liabilities under or relating to the the Option Amendments and the Bonus Pool, including, without limitation, the Blizzard Plan (each as hereinafter defined) and the "Incentive Awards" provided for under Section IV(A)(ii) of the employment Agreement between the Company and Christopher McLeod and stock option plans (and related agreements) of the Seller or any of its Subsidiaries;

              (b) All Liabilities other than operating expenses relating to any amounts due and payable by Cendant or its Subsidiaries (including the Company or its Subsidiaries) under previous merger or acquisition agreements to which Cendant or its Subsidiaries (including the Company or its Subsidiaries), or any of their respective predecessors in interest, was a party;

              (c) All Liabilities of Cendant or its Subsidiaries (including the Company or its Subsidiaries) arising from any action, claim, inquiry, suit, proceeding or governmental investigation related to or having any connection with accounting irregularities involving Cendant, any of its affiliates or predecessors, the financial statements of Cendant, any of its affiliates or predecessors; and

              (d) All indebtedness as of and immediately prior to the Closing of the Seller or any of its Subsidiaries (including, without limitation, the Company or any of its Subsidiaries) for borrowed money (except with respect to the intercompany obligations between the Seller and its Subsidiaries (other than the Company and its Subsidiaries), on the one hand and the Company and its Subsidiaries, on the other hand.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

              The Seller hereby represents and warrants to the Buyer as follows:

              Section 2.1. Organization; Etc. (a) Each of the Company and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all requisite corporate power and authority and all licenses, permits and authorizations necessary to own, lease and operate all of its properties and assets and to carry on its business substantially as it is now being conducted, and (iii) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties makes such qualification necessary, except (A) in the case of clause (ii) above, where the failure to have such licenses, permits and authorizations would not, individually or in the aggregate, have a Company Material Adverse Effect (as hereinafter defined); or (B) in the case of clause (iii) above, where the failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect. The Seller has delivered or made available to the Buyer correct and complete copies of the charter and bylaws of each of the Company and its Subsidiaries. Section 2.1 of a disclosure schedule being delivered by the Seller to the Buyer concurrently herewith (the "Seller Disclosure Schedule") sets forth a complete list of all of the Company's Subsidiaries and their respective jurisdictions of organization and capitalization. Except as set forth in Section 2.1 of the Seller Disclosure Schedule, the Company does not own any equity interest in any corporation or other entity.

              (b) As used in this Agreement, the term "Company Material Adverse Effect" shall mean a material adverse change in, or effect on, the assets, business, financial condition, or results of operations of the Company and its Subsidiaries, taken as a whole.

              Section 2.2. Authority Relative to this Agreement. The Seller has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Seller. This Agreement has been duly and validly executed and delivered by the Seller, and assuming this Agreement has been duly authorized, executed and delivered by the Buyer, constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms.

              Section 2.3. Capitalization; Ownership of Shares. (a) Section 2.3(a) of the Seller Disclosure Schedule sets forth the number of issued and outstanding shares of capital stock of the Company. The Shares represent all of the outstanding capital stock in the Company. All of the Shares are validly issued, fully paid and nonassessable. Except for the

Shares, there are not, and at the Closing there will not be, any capital stock or other equity interests in the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company or any of its affiliates to issue, transfer or sell any capital stock or other equity interests in the Company, or any agreements, arrangements, or understandings granting any person any rights in the Company similar to capital stock or other equity interests including, without limitation, stock appreciation and profit participation rights. The Company has not granted any person rights to cause the registration for sale under the Securities Act of 1933, as amended (the "Securities Act"), of any securities of the Company or any of its Subsidiaries.

              (b) All of the Shares are owned of record and beneficially by the Seller free and clear of all liens, pledges, charges, claims, security interests, purchase agreements, options, title defects, restrictions on transfer or other encumbrances and agreements of any nature whatsoever, whether consensual, statutory or otherwise (collectively, "Liens"). The consummation of the Stock Purchase will convey to the Buyer good title to the Shares, free and clear of all Liens.

              (c) Except as set forth in Section 2.3(c) of the Seller Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company's Subsidiaries are beneficially owned by the Company, directly or indirectly, and all such shares are validly issued, fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all Liens. Except for the shares of capital stock referred to in the preceding sentence, there are not, and at the Closing there will not be, any capital stock or other equity interests in any Subsidiary of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating such Subsidiary or any of its affiliates to issue, transfer or sell any capital stock or other equity interests, or any agreements, arrangements or understandings granting any person any rights in the Subsidiary similar to capital stock or other equity interests including, without limitation, stock appreciation and profit participation rights. Neither the Company nor any of its Subsidiaries directly or indirectly owns any capital stock of or other equity interests in any corporation, partnership or other entity or other Person except for the Subsidiaries which are set forth in Section 2.3(c) of the Seller Disclosure Schedule, or as otherwise set forth in said Section 2.3(c).

              Section 2.4. Consents and Approvals; No Violations. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), the respective antitrust Laws (as hereinafter defined), of certain countries in Europe (the "Foreign Antitrust Laws"), or as set forth in Section 2.4 of the Seller Disclosure Schedule, neither the execution and delivery of this Agreement by the Seller, nor the consummation by the Seller or the Company of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws or other organizational documents of the Seller, the Company or any Subsidiary of the

Company, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration or result in the imposition of any Lien) under, or require any approval or consent under or create a penalty or increase the obligations of the Company or any Subsidiary under, any indenture, license, contract, lease, mortgage, deed of trust, agreement or other instrument or obligation to which the Seller, the Company or any Subsidiary of the Company is a party or by which any of them or any of their respective properties or assets are bound or affected, (c) violate or conflict with or result in the imposition of any Lien as a result of, any order, writ, injunction, decree, statute, rule or regulation (collectively, "Laws" and, individually, a "Law") applicable to the Seller, the Company or any Subsidiary of the Company or any of their respective properties or assets, (d) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority, domestic or foreign, or (e) require the approval or consent of or notice to any third party, except in the case of clauses (b), (c), (d) and (e) of this Section 2.4 for any such violations, breaches, defaults, rights of termination, cancellation or acceleration or requirements which, individually or in the aggregate, (i) would not have a Company Material Adverse Effect, (ii) would not adversely affect or delay the ability of the Seller to consummate the transactions contemplated by this Agreement, or (iii) do not relate to any of the Contracts (as hereinafter defined), copies of which have not been delivered to or made available for review by the Buyer ("Withheld Contracts"), or agreements to which the Company or any of its Subsidiaries is a party or by which their respective properties or assets are bound and the existence of which has not been disclosed by the Company to the Buyer ("Confidential Contracts" and together with the Withheld Contracts, the "Unfurnished Contracts").

              Section 2.5. Financial Statements. (a) Section 2.5(a) of the Seller Disclosure Schedule contains the audited balance sheet of the Company as of December 31, 1997 ("1997 Balance Sheet") and the related audited statements of income, changes in stockholders' equity and cash flows of the Company for the year then ended, accompanied by the opinions of Deloitte & Touche, independent auditors for the Seller (collectively the "Annual Financial Statements"). The Annual Financial Statements present fairly the consolidated financial condition of the Company and its Subsidiaries as of such date and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. Section 2.5(a) of the Seller Disclosure Schedule also contains the unaudited consolidated balance sheet of the Company as of September 30, 1998 (the "Interim Balance Sheet") and the related unaudited statements of income for the nine-month period ended on such date (collectively, with the Interim Balance Sheet, the "Interim Financial Statements"). The Interim Balance Sheet presents fairly the consolidated financial condition of the Company and its Subsidiaries as of such date and the income statement included in the Interim Financial Statements presents fairly the consolidated results of their operations for the nine-month period then ended (subject to normal audit adjustments and the other adjustments disclosed therein).

              (b) The Annual Financial Statements and the Interim Financial Statements, including the related schedules and notes thereto, have all been or, as applicable, will be prepared in accordance with U.S. GAAP applied consistently throughout the periods involved (except (x) as disclosed therein, (y) for other adjustments disclosed therein which are not, individually or in the aggregate, material), and (z) in the case of the Interim Financial Statements, the absence of footnotes).

              Section 2.6. Absence of Undisclosed Liabilities. Except (a) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since September 30, 1998, (b) as otherwise disclosed in Section 2.6 of the Seller Disclosure Schedule, since September 30, 1998 the Company and its Subsidiaries do not have any liabilities or obligations (whether direct, indirect, accrued, contingent or otherwise, and whether due or to become due) of the type required by U.S. GAAP to be disclosed on a balance sheet, which individually or in the aggregate, have or would have a Company Material Adverse Effect.

              Section 2.7. Absence of Certain Changes. Except as set forth in
Section 2.7 of the Seller Disclosure Schedule, since September 30, 1998, (i) there has not been any circumstance development or event which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) no Plan (as hereinafter defined), including without limitation employment, severance and retention agreements, plans, policies and programs, has been adopted or amended; and (iii) no contract, agreement, commitment or other instrument or arrangement relating to a "Key Product" (defined as the items listed on Exhibit 2.7) has been amended, terminated, renewed or allowed to expire by its terms. Without limiting the generality of the foregoing, since that date neither the Company nor any of its Subsidiaries has taken any of the actions referred to in Section 4.1(d), except as set forth in Section 2.7 of the Seller Disclosure Schedule.

              Section 2.8. Litigation. Except as set forth in Section 2.8 of the Seller Disclosure Schedule, there is no action, claim, suit, proceeding or governmental investigation pending or, to the knowledge of the Seller, threatened against the Seller, the Company or any Subsidiary of the Company or affecting any assets of the Company or its Subsidiaries by or before any court or governmental or regulatory entity or arbitrator or alternative means of dispute resolution, which (a) individually or in the aggregate, has or would have or reasonably be expected to have a Company Material Adverse Effect or (b) would adversely affect or delay the ability of the Seller to consummate the transactions contemplated hereby or (c) which if continued or adversely determined, would adversely affect any of the Key Products.

              Section 2.9. Compliance with Law. To the knowledge of the Seller, the business of the Company and its Subsidiaries and the operation of their properties is being and has been conducted in compliance with all applicable Laws, except for any violations which in the aggregate would not have a Company Material Adverse Effect, and, except as set forth in Section 2.9 of the Seller Disclosure Schedule, no action, suit, proceeding or investigation has been filed or commenced against the Company or its Subsidiaries alleging a failure to so comply.

              Section 2.10. Employee Benefit Plans. (a) Section 2.10(a) of the Seller Disclosure Schedule sets forth, as of the date of this Agreement, all deferred compensation, vacation, equity, change of control, employment, pension, profit-sharing, retirement, bonus, retention bonus, severance and other employee benefit or fringe benefit plans, programs, policies, practices, agreements or arrangements, including, without limitation, all employment agreements and any "employee benefit plan" within the meaning of Section 3(3) of ERISA, maintained by Seller, the Company or any of its Subsidiaries for the benefit of the employees and/or former employees of the Company or any of its Subsidiaries (collectively, the "Affiliate Plans"). Each Affiliate Plan sponsored, maintained or contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of the employees of the Company or any of its Subsidiaries, is hereinafter referred to as a "Plan." Accurate and complete copies of (i) each writing constituting a part of such Plan including, without limitation, all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles, (ii) the most recent annual report (Form 5500 series) and accompanying schedules, if any, (iii) the current summary plan description and any modification thereto, if any (in each case, whether or not required to be furnished under ERISA),
(iv) the most recent annual financial report, if any, (v) the most recent actuarial report, if any, and (vi) the most recent determination letter from the IRS, if any, have been made available to the Buyer. Except as specifically provided to the Buyer, there are no amendments to any Plan that have been adopted or approved nor has the Company or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan.

              (b) No Plan is subject to Title IV or Section 312 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 412 or 4971 of the Internal Revenue Code of 1986, as amended (the "Code"). Except as set forth in Section 2.10(b) of the Seller Disclosure Schedules neither the Company nor any of its Subsidiaries is a participant in any "multiemployer plan" within the meaning of Section 3(37) of ERISA ( a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"). None of the Company and its Subsidiaries nor any of their respective ERISA Affiliates has (i) at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan or (ii) incurred any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full. No withdrawal liability has been incurred by or asserted against the Seller, the Company or any of its Subsidiaries with respect to any multiemployer plan. For purposes of this Section 2.10, "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

              (c) The Internal Revenue Service has issued a favorable determination letter for each Plan sponsored or maintained by the Company or any of its Subsidiaries that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and each related trust, such determination letter has not been revoked and there are no existing circumstances nor, except as set forth in Section 2.10(c) of the Seller Disclosure Schedule, have any events occurred that could adversely affect the qualified status of any such qualified plan or related trust. No Plan is intended to meet the requirements of Code Section 501(c)(9). There is not now, nor do any circumstances exist with respect to any Affiliate Plan that could reasonably be expected to give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of the Company or any of its Subsidiaries under ERISA or the Code. Except as would not have a Company Material Adverse Effect, each of the Plans has been administered and operated in accordance with its terms and all applicable Laws.

              (d) All contributions required to be made to any Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Annual Financial Statements and the Interim Financial Statements. Each Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (ii) unfunded.

              (e) There does not now exist, nor do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability that would be a liability of the Company or any of its Subsidiaries following the Closing. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA. For purposes of this Section 2.10, "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Plans.

              (f) Except as set forth in Section 2.10(f) of the Seller Disclosure Schedule, the Company and its Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA. There has been no communication to employees by the Company or any of its Subsidiaries which could reasonably be interpreted to promise or guarantee such employees retiree health or life insurance or other retiree death benefits on a permanent basis.

              (g) Except as disclosed in Section 2.10(g) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, no amount paid or payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

              (h) None of the Company, its Subsidiaries nor any other person, including any fiduciary, has engaged in any nonexempt "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), breach of fiduciary duty or other violation of Title I of ERISA or other applicable law or regulations, in each case which could subject any of the Plans sponsored or maintained by the Company or any of its Subsidiaries or related trusts, the Company or any of its Subsidiaries or any person that the Company or any of its Subsidiaries has any obligation to indemnify, to any material liability, including without limitation any tax imposed under Section 4975 of the Code or
Section 502 of ERISA. Except as set forth in Section 2.10(h) of the Seller Disclosure Schedule, there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and no circumstances exist which could reasonably be expected to give rise to a claim or lawsuit, in each case which could reasonably be expected to result in any material liability on the part of any of the Plans sponsored or maintained by the Company or any of its Subsidiaries or related trusts, the Company or any of its Subsidiaries or any person that the Company or any of its Subsidiaries has any obligation to indemnify.

              (i) All Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

              (j) For purposes of this Section 2.10, the term "employee" shall be considered to include individuals rendering personal services to the Company as independent contractors.

              Section 2.11. Labor Relations. Except as set forth in Section
2.11 of the Seller Disclosure Schedule, (a) the Company and each of its Subsidiaries is, and has at all times been, in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and collective bargaining agreements, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law, except where the failure to comply would not reasonably be expected to cause a Company Material Adverse Effect; (b) there is no labor strike, slowdown, stoppage or lockout actually pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries; (c) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization; and (d) to the knowledge of the Seller, no labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority.

              Section 2.12. Taxes. Except as would not have a Company Material Adverse Effect or as set forth on Section 2.12 of the Seller Disclosure Schedule,

              (a) The Company and each of its Subsidiaries (i) has filed (or there has been filed on its behalf) with the appropriate taxing authorities all Tax Returns (as hereinafter defined) required to be filed, and all such Tax Returns are true and correct and (ii) has paid all Taxes (as hereinafter defined) due and payable;

              (b) There are no outstanding waivers in writing or comparable consents regarding the application of any statute of limitations in respect of Taxes of the Company or any of its Subsidiaries;

              (c) There is no action, suit, investigation, audit, claim or assessment pending or proposed in writing with respect to Taxes of the Company or any of its Subsidiaries;

              (d) There are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries, except for Liens relating to current Taxes not yet due and payable or Liens for Taxes being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with U.S. GAAP;

              (e) The liability for Taxes (excluding any deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Interim Balance Sheet (rather than in any notes thereto) is sufficient for the payment of all unpaid Taxes, whether or not disputed, that are accrued or applicable for the period ended September 30, 1998, and for all years and periods ended prior thereto;

              (f) All deficiencies asserted as a result of any examinations by the Internal Revenue Service or any other taxing authority have been paid, fully settled or adequately provided for in the Interim Balance Sheet;

              (g) Neither the Company nor any of its Subsidiaries has filed a consent to the application of Section 341(f) of the Code;

              (h) Neither the Company nor any of its Subsidiaries is a party to any Tax sharing, allocation or indemnification agreement or arrangement; and

              (i) The Company and each of its Subsidiaries have made all estimated income Tax deposits and all other required Tax payments or deposits (including withholding Taxes).

              Section 2.13. Material Contracts. (a) Except with respect to Confidential Contracts, Section 2.13(a) sets forth a list of all (i) employment agreements with senior executives of the Company or where the Company's aggregate payment liability in the event of a "not for cause" termination of the employee exceeds $500,000; (ii) leases for Leased Real Property (as hereinafter defined) relating to key development centers where more than 100 employees are located; (iii) any brand license agreement relating to a Key Product; (iv) any content license agreement relating to significant content in a Key Product; (v) foreign distribution agreements resulting in annual payments to the Company in excess of $5 million; (vi) affirmative non-competition agreements limiting the rights of the Company to conduct any software business;
(vii) contracts relating to Key Products pursuant to which the Company grants a right of first refusal or first negotiation or similar right; (viii) partnership or joint venture agreements; (ix) agreements for the acquisition, sale or lease of material properties or assets of the Company or its Subsidiaries (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1995 where the total value of the consideration paid by the Company exceeded, or is expected to exceed, $1 million; (x) contracts or agreements with any governmental or regulatory entity pursuant to which the Company has received, or is reasonably expected to receive in 1998 aggregate consideration in excess of $5 million; (xi) contracts, the default or termination of which would reasonably be expected to result in a Company Material Adverse Effect; or (xii) all commitments and agreements to enter into any of the foregoing (collectively, the items referred to in clauses (i) through (xii), the "Contracts"). Other than the Contracts, there are no other contracts, agreements, commitments and other instruments and arrangements to which the Company or any of its or their properties or assets are bound that are (x) material to the business, properties or assets of the Company and its Subsidiaries taken as a whole and (y) not Confidential Contracts. Other than the Unfurnished Contracts, the Company has made available to the Buyer true, correct and complete copies of all Contracts.

              (b) Except as set forth in Section 2.13(b) of the Seller Disclosure Schedule: (i) there is no default under any Contract or Confidential Contract by the Company or any of its Subsidiaries or, to the knowledge of the Seller or the Company or their Subsidiaries, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries, or to the knowledge of the Seller or the Company or their Subsidiaries, any other party, in any such case in which such default or event could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and (ii) to the knowledge of the Seller, no party to any such Contract or Confidential Contract has repudiated any provision thereof, given notice to the Company of or made a claim against the Company or any of its Subsidiaries with respect to any breach or default thereunder, in any such case in which such breach or default could, individually or in the aggregate, (iii) each Contract is valid, binding, enforceable (except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and
(b) enforcement of such contract may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) and in full force and effect reasonably be expected to have a Company Material Adverse Effect.

              (c) Section 2.13(c) of the Seller Disclosure Schedule sets forth a complete and accurate list of all material guaranties and guaranty obligations of Seller relating to obligations of the Company (the "Guarantees"). The Seller has delivered to the Buyer true, correct and complete copies of the Guaranties. Except as set forth in Section 2.13(c) of the Seller Disclosure Schedule: (i) there is no default under any Guaranty, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder, and (ii) no beneficiary of any such Guaranty has given notice of or made a claim with respect to any breach or default thereunder.

              Section 2.14. Real Property. (a) Section 2.14 of the Seller Disclosure Schedule sets forth a list of all real property and interests in real property owned in fee by the Company or its Subsidiaries (the "Owned Real Property"). Section 2.14 of the Seller Disclosure Schedule also sets forth a list of all real property leased, subleased or otherwise occupied by the Company or its Subsidiaries (the "Leased Real Property"). The Owned Real Property and the Leased Real Property shall be hereinafter collectively referred to as the "Real Property".

              The Company or one of its Subsidiaries, holds good and marketable title to the Owned Real Property and has valid leasehold interests in the Leased Real Property, free and clear of any Liens, except for the Permitted Encumbrances (as hereinafter defined). As used herein, the term "Permitted Encumbrances" means (i) liens for taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings; (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business which are each less than $100,000 in amount and which are being contested in good faith and by appropriate proceedings; (iii) easements, rights-of-way, encroachments, restrictions, conditions and other similar encumbrances incurred or suffered in the ordinary course of business; and (iv) other nonmaterial title defects or Liens.

              Section 2.15. Environmental. (a) As used in this Agreement, the following terms shall have the following meanings:

                      (i) "Contamination" shall mean the presence of any Hazardous Substance on, in, at, under or within the Real Property, or the Release of any Hazardous Substance on, in, at, under, within, from or to the Real Property.

                      (ii) "Environmental Laws" shall mean, collectively, the following laws and regulations, as in effect on the Closing Date:

              (1) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.;

              (2) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1802 et seq.;

              (3) the Resources Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.;

              (4) the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. Section 2601 et seq.;

              (5)     the Federal Water Pollution Control Act, 33 U.S.C.
                      Section 1251 et seq.;

              (6)     the Clean Air Act, 42 U.S.C. Section 7401 et seq.;

              (7) the Superfund Amendments and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613;

              (8)     the National Environmental Policy Act of 1969, 42 U.S.C.
                      Section 4321;

              (9) the Safe Drinking Water Act, 42 U.S.C. Section 300F et seq.;

              (10) all regulations promulgated in connection with any of the foregoing;

              (11) Environmental Protection Agency regulations pertaining to Asbestos (including, without limitation, 40 C.F.R. Part 61, Subpart M);

              (12) Occupational Safety and Health Administration regulations pertaining to Asbestos (including, without limitation, 29 C.F.R. Sections 1910.1001 and 1926.58); and

              (13) any and all other Federal, State, local and foreign laws and regulations relating to toxic or hazardous substances, now existing.

                      (iii) "Hazardous Substances" shall mean any toxic or hazardous wastes, materials or substances, including without limitation, asbestos, asbestos-containing materials, radon gas, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum products and by-product substances, defined as "hazardous substances" or "toxic substances" in any Environmental Law. "Hazardous Substances" shall also mean any oil or petroleum or chemical liquids or solid, liquid or gaseous products or hazardous waste, the discharge, spillage, uncontrolled loss, seepage or filtration of which constitutes a violation of any Environmental Law.

                      (iv) "Release" shall mean the intentional or unintentional spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping, or any other release or threatened release as defined in any Environmental Law, of any Hazardous Substance.

              (b) Except as set forth on Schedule 2.15 of the Seller Disclosure
Schedule:

                      (i) the operations of the Company and its Subsidiaries, and the Real Property itself, have at all times, and do presently, comply with all applicable Environmental Laws;

                      (ii) the Company and its Subsidiaries have obtained or caused to be obtained all material environmental, health and safety permits necessary for the operations of the Company, the Subsidiaries and the Real Property, in compliance with all Environmental Laws, and all such permits are in good standing;

                      (iii) neither the Company, its Subsidiaries nor the Company's operations are subject to any order from or agreement with any governmental authority or private party respecting a Release;

                      (iv) with respect to the Real Property and the Company's and its Subsidiaries operations, there are no judicial, administrative or other actions, suits or proceedings, pending or, to the Seller's or the Company (or their respective Subsidiaries) knowledge and belief, threatened, alleging a violation of any Environmental Law;

                      (v) to the Seller's or the Company's (or their respective Subsidiaries') knowledge, none of the Company's nor its Subsidiaries, present or past operations is the subject of any investigation by any governmental authority evaluating whether any remedial action is needed to respond to a Release or threatened Release;

                      (vi) neither the Company nor any of the Subsidiaries has filed or received any notice under any applicable statute, regulation or other governmental requirement reporting a Release, nor has the Seller filed or received any such notice with respect to the Company, any of the Subsidiaries or the Real Property;

                      (vii) there is not now, nor to the Seller's knowledge has there ever been, on, in, at, under or within the Real Property (A) any underground storage tanks or surface impoundments, other than in compliance with applicable Environmental Laws, or (B) any Contamination, nor, to the Company's knowledge, has there been or is there now any migration from neighboring properties to the Real Property, of any Hazardous Substances, and neither the Seller, the Company nor any of the Subsidiaries has received any notice from any governmental authority, or from any tenant or other occupant of the Real Property or any other person whomsoever, of any of the matters described in this subsection (viii);

                      (viii) neither the Company nor any of the Subsidiaries has any actual or, to the Company's knowledge and belief, liability in connection with any Release or threatened Release on, in, at, under, within, from or to the Real Property;

                      (ix) none of the Real Property is subject to any lien or security interest in favor of any governmental entity or other party for (A) liability under any Environmental Laws, or (B) damages arising from or costs incurred by such governmental entity in response to a Release or threatened Release or any Contamination; and

                      (x) the Seller has heretofore made available to Buyer true and complete copies of all reports, surveys or evaluations of or with respect to the environmental condition of the Real Property (including Phase I and Phase II reports, completed within the past three years), which are in the Company's (or its Subsidiaries) possession or were produced at the request of or on behalf of the Company or its Subsidiaries and which were prepared during the Company's or its Subsidiaries' ownership of the Real Property or are otherwise in the Company's or any of its Subsidiaries' possession.

              Section 2.16. Intellectual Property. (a) Except for the Seller's Trademarks and Logos and as set forth in Section 2.16(a) of the Seller Disclosure Schedule, the Company or one of its Subsidiaries has, or will as of the Closing have, such ownership of or such rights by license or other agreement to use all patents and patent applications, trade secrets, trademarks and service marks, trademark and service mark registrations and applications, trade names, logos, copyrights, copyright registrations and applications, computer software programs as are necessary to permit the Company and its Subsidiaries to conduct their business as currently conducted (collectively, the "Intellectual Property"), except where the failure to have such ownership, license or right to use would not, individually or in the aggregate, have a Company Material Adverse Effect.

              (b) The conduct of the business and the ownership and license of the assets of the Company and its Subsidiaries, as currently conducted, owned or licensed with respect to any of the Key Products, will not create or trigger any Liability under or as a result of the Unfurnished Contracts, other than in the ordinary course of business of the Company and its Subsidiaries.

              (c) To the knowledge of the Seller, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe upon the proprietary rights of any third party and there are no present or to the knowledge of the Seller, threatened infringements of the Intellectual Property by any third party, except, in either case, for such infringements which would not, individually or in the aggregate, have a Company Material Adverse Effect. Except for the Seller's Trademarks and Logos and as set forth in Section 2.16(c) of the Seller Disclosure Schedule, there are no pending or, to the knowledge of Seller, threatened proceedings or litigation or other adverse claims by any person against the use by the Company or any of its Subsidiaries of any Intellectual Property that is owned by the Company or one of its Subsidiaries or, are there any pending or to the knowledge of the Seller, threatened proceedings or litigation or other adverse claims noticed by any person against the use by the Company or any of its Subsidiaries of any Intellectual Property that is licensed to the Company or any of its Subsidiaries. The Company takes reasonable industry standard measures to attempt to minimize piracy of its products, including cooperating with industry anti-piracy groups, assisting governmental agencies in investigation and prosecution of suspected pirates, working directly with Internet Service Providers and Internet home page portals in removing illegal download sites on the Internet and, more recently, implementing certain technological solutions to make illegal copying more difficult.

              (d) Section 2.16(d) of the Seller Disclosure Schedule (the "IP Schedule") lists all trademark and service mark registrations and applications, patents and patent applications, and copyright registrations and applications of the Company and its Subsidiaries (collectively, and together with unregistered copyrights of the Company and its Subsidiaries "IP Rights"). All IP Rights are owned or co-owned by the Company or a Subsidiary (subject to recordation or registration of assignment, as applicable). Section 2.13(a) of the Seller Disclosure Schedule lists Contracts which include licenses, pursuant to which the Company or its Subsidiaries has the right to use the Intellectual Property owned by third parties ("Licensed Rights"). Except as set forth in
Section 2.16(d) of the Seller Disclosure Schedule or unless the lack, failure, action or state of facts in question, individually or in the aggregate, would not have a Company Material Adverse Effect and does not relate to any of the Key Products: the Company or its Subsidiary (A) owns or co-owns each of the IP Rights set forth in the IP Schedule, (B) has the right to use each of the Licensed Rights, (C) has not, in any Unfurnished Contract that relates to Key Products, granted to any other person any interest in any IP Rights or Licensed Rights, as licensee or otherwise (other than nonexclusive licenses), and (D) there are no Liens, restrictions or reversionary rights that restrict any such IP Rights and neither of the Company nor any of its Subsidiaries nor any predecessor in interests thereof has granted any other person any Liens, restrictions or reversionary rights that restrict any Licensed Rights other than those which exist in the instruments in which the Licensed Rights were granted.

              Section 2.17. Year 2000 Compliance. Except as set forth in
Section 2.17 of the Seller Disclosure Schedule, all software, whether embedded or otherwise, used in the internal operations of the Company or its Subsidiaries as currently conducted is Year 2000

Compliant (as hereinafter defined) or is reasonably expected to be Year 2000 Compliant by September 30, 1999. The Company and its Subsidiaries are undertaking all reasonable efforts to determine whether any supplier with whom the Company or its Subsidiaries has a material relationship has software that is not Year 2000 Compliant, as well as to determine contingency plans. The Company has initiated the implementation of a plan to make all material software sold by the Company or its Subsidiaries Year 2000 Compliant. The Company's plan consists of four phases: (i) identification of all software which is not Year 2000 Compliant (the "identification phase"); (ii) assessment of such software to determine the appropriate method of making such software Year 2000 Compliant (the "assessment phase"); (iii) implementing the corrective measures (the "implementation phase"); and (iv) testing and maintaining system compliance (the "testing phase"). As used in this Agreement, "Year 2000 Compliant," with respect to software, shall mean that it has the ability to consistently and accurately handle date information before, on and after January 1, 2000 without a material loss of functionality, including but not limited to accepting date input, providing date output, performing calculations on dates or portions of dates and comparing, sequencing, storing and displaying dates (including all leap year considerations).

              Section 2.18. Brokers; Finders and Fees. Except for Credit Suisse First Boston Corporation, whose fees will be paid by the Seller, neither the Seller nor the Company or any of its affiliates has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby.

              Section 2.19. Assets. (a) The Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in or right to use, the properties and assets used by them, or shown on the Interim Financial Statements or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business consistent with past practices.

              (b) Neither the Seller nor its Subsidiaries (excluding the Company and its Subsidiaries) owns, leases or licenses any of the buildings, machinery, equipment or other tangible or intangible assets used in the businesses of the Company and its Subsidiaries as currently conducted.

              Section 2.20. Insurance. Each of the Company and its Subsidiaries is covered by valid and currently effective insurance policies issued in favor of the Seller and/or the Company and its Subsidiaries that are customary and appropriate under the circumstances. All such policies are in full force and effect, all premiums due thereon have been paid and the Seller, the Company, and its Subsidiaries have complied with the provisions of such policies (except for failures to be in full force and effect, to pay premiums and to comply which, individually or in the aggregate, would not have a Company Material Adverse Effect).

              Section 2.21. Product Warranty. Except to the extent not Year 2000 Compliant, each product manufactured, sold, leased, or delivered by any of the Company and its Subsidiaries has been in conformity with all applicable contractual commitments and all warranties, and none of the Company and its Subsidiaries has any liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Interim Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries. No product manufactured, sold, leased, or delivered by any of the Company and its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

              Section 2.22. Transactions with Affiliates. Except as set forth in Section 2.22 of the Seller Disclosure Schedule, none of the Company or any of its Subsidiaries has any outstanding contract, agreement or other arrangement with the Seller or any of its affiliates or provides or receives goods or services to or from the Seller or any of its affiliates or (b) has engaged in any transaction outside the ordinary course of business consistent with past practice with the Seller or its affiliates (other than the Company or its Subsidiaries and affiliates) since January 1, 1998.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

              The Buyer hereby represents and warrants to the Seller as follows:

              Organization; Etc. The Buyer is a societe anonyme duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

              Section 3.2. Authority Relative to this Agreement. The Buyer has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and, assuming this Agreement has been duly authorized, executed and delivered by the Seller, constitutes a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms.

              Section 3.3. Consents and Approvals; No Violations. Except for applicable requirements of the H-S-R Act or the respective Foreign Antitrust Laws, neither the execution and delivery of this Agreement by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws or other organizational documents of the Buyer, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration or result in the imposition of any Lien) under, or require any approval or consent under, any indenture, license, contract, lease, mortgage, deed of trust, agreement or other instrument or obligation to which the Buyer or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or affected, (c) violate or conflict with or result in the imposition of any Lien as a result of, any order, writ, injunction, decree or Laws applicable to the Buyer, any of its subsidiaries or any of their respective properties or assets, or (d) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority, domestic or foreign, except in the case of clauses (b), (c), and (d) of this Section 3.3 for any such violations, breaches, defaults, rights of termination, cancellation or acceleration or requirements which, individually or in the aggregate, would not have a Buyer Material Adverse Effect (as hereinafter defined). As used in this Agreement, the term "Buyer Material Adverse Effect" shall mean an event, change or circumstance which would adversely affect the ability of the Buyer to consummate the transactions contemplated hereby.

              Section 3.4. Acquisition of Shares for Investment; Ability to Evaluate and Bear Risk. (a) The Buyer is acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Shares. The Buyer agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities Laws, except pursuant to an exemption from such registration under such Act and such Laws.

              (b) The Buyer (i) is able to bear the economic risk of holding the Shares for an indefinite period, (ii) can afford to suffer the complete loss of its investment in the Shares, and (iii) has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares.

              Section 3.5. Availability of Funds. The Buyer currently has sufficient immediately available funds in cash or cash equivalents or available lines of credit and will at the Closing have sufficient immediately available funds, in cash, to pay the Purchase Price and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby. In connection with the foregoing, the parent holding company of the Buyer is delivering herewith the "comfort" letter set forth in Exhibit 3.5 hereto.

              Section 3.6. Litigation. There is no (and there is no valid basis for any) claim, action, claim, suit, proceeding or, to the knowledge of the Buyer, governmental investigation pending or, to the knowledge of the Buyer, threatened against the Buyer or any of its subsidiaries or affecting any assets of the Buyer or its Subsidiaries by or before any court or governmental or regulatory authority which, individually or in the aggregate, would have or reasonably be expected to have a Buyer Material Adverse Effect.

              Section 3.7. Seller's Liability. In entering into this Agreement, the Buyer acknowledges that none of the Seller, the Company, any Subsidiary of the Company or any of their respective directors, officers, shareholders, employees, affiliates, controlling persons, agents, advisors or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Buyer or its directors, officers, employees, affiliates, controlling persons, agents or representatives.

              Section 3.8. Brokers; Finders and Fees. Except for Rothschild Inc., Rothschild & Cie Banque and Broadview International Ltd., whose fees will be paid by the Buyer, neither the Buyer nor any of its affiliates has employed any investment banker, broker or finder or incurred any liability for any investment banking, financial advisory or brokerage fees, commissions or finders'

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

              Conduct of Business of the Company. During the period from the date of this Agreement to the Closing Date, except for this Agreement and the transactions contemplated hereby or consented to by the Buyer in writing, the Seller shall cause the Company and each Subsidiary thereof:

              (a) to conduct their business and operations in the ordinary course consistent with past practice;

              (b) to use its reasonable efforts to preserve intact their current business organization, keep available the services of their current officers, employees and agents and maintain their relations and goodwill with suppliers, customers, landlords, creditors, employees, agents, and others with whom they maintain business relationships; and

              (c) not to (i) sell, license or dispose of any of its material properties or assets, including, without limitation, any properties or assets used to produce or a part of any Key Products, except (A) to a Subsidiary of the Company or (B) in the ordinary course of business for consideration of up to $1,000,000; (ii) make any loans, advances (other than advances in the ordinary course of business or advances to the Seller in accordance with the Seller's normal cash management policies) or capital contributions to, or investments in, any other person, other than contributions made to a Subsidiary of the Company; (iii) terminate or materially amend any of its Contracts; (iv) enter into any new Contract or take any action or fail to take any action either to renew or not renew any Contract except as permitted in the proviso contained in clause (viii) of this Section 4.1(c); (v) enter into, extend or amend any agreement regarding compensation, benefits, severance and/or the terms and conditions of employment or service or similar agreement with, or increase in any manner the compensation and/or benefits of any of the officers or other employees of, or other service provider to, the Company or any of the Company's Subsidiaries, except for such increases with respect to employees other than officers and directors of the Company as are granted in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases);
(vi) adopt, grant, extend or increase the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or employees of, or other service provider to, the Company or any of the Company's Subsidiaries, except (A) increases required by any applicable Law, (B) the adoption of "change in control" severance agreements and bonus plans as set forth in Section 4.1 of the Seller Disclosure Schedule, substantially in the form previously provided to the Buyer, (C) amendments to existing options to purchase the common stock of the Seller ("Seller Options") and grants of new Seller Options, as set forth in
Section 4.1 of the Seller Disclosure Schedule, and (D) any other benefits payable in any form by the Seller; (vii) make any change in any of its present accounting methods and practices, except as required by changes in U.S. GAAP; and other than in compliance with the Applicable Acconting Policies; (viii) take any action that would not otherwise be taken, but for the existence of the additional payment provisions of Sections 1.2, 1.3 and 1.4 and the opportunity of increasing the likelihood or amount of any payment to the Seller pursuant to
Section 1.2, 1.3 or 1.4 (provided, however, that the Seller shall not be prevented by this clause (viii) from operating the business of the Company and its Subsidiaries in accordance with the prudent business judgment of the Seller to enhance the growth and profitable development of the Company's business, taking into account the Buyer's obligations under Sections 1.2, 1.3 and 1.4);
(ix) license any intellectual property rights to or from any third party pursuant to any arrangement including aggregate payments thereunder in excess of $2 million or involving on-line, Internet or console products; (x) make or authorize any capital expenditures in excess of $2 million in the aggregate (other than in connection with the matters covered by Section 4.15); (xi) settle or compromise any material Tax liability; (xii) incur any indebtedness for borrowed money other than from the Seller, issue any debt securities or assume, guarantee or endorse the obligations of any other persons other than in the ordinary course, or mortgage or encumber any of their respective rights, properties or assets; (xiii) amend its respective certificate or articles of incorporation or by-laws or comparable organizational documents, except as set forth in Section 4.1 of the Seller Disclosure Schedule; or (xiv) take, or agree to take, any of the foregoing actions.

              Section 4.2. Access to Information for the Buyer. (a) Except with respect to the Unfurnished Contracts, from the date of this Agreement to the Closing, the Seller will cause the Company and each of the Company's Subsidiaries to (i) give the Buyer and its authorized representatives reasonable access to all books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and the Company's and its Subsidiaries' accountants, (ii) permit the Buyer and its authorized representatives to make such copies and inspections thereof as the Buyer may reasonably request and
(iii) cause the officers of the Company and the Company's Subsidiaries to furnish the Buyer and its authorized representatives with such financial and operating data and other information with respect to the business and properties of the Company and the Company's Subsidiaries as the Buyer and its authorized representatives may from time to time reasonably request; provided, however, that any such access shall be conducted at the Buyer's expense, at reasonable times, so as not to interfere unreasonably with the operation of the business of the Seller, the Company or any Subsidiary of the Company.

              (b) All such information and access shall be subject to the terms and conditions of the letter agreement (the "Confidentiality Agreement"), between the Buyer and the Seller, dated September 14, 1998. Notwithstanding anything to the contrary contained in this Agreement, none of the Company, any Company Subsidiary, the Seller or any affiliate of the Seller shall have any obligation to make available or provide to the Buyer or its representatives a copy of any consolidated, combined or unitary Tax Return filed by the Seller, or any of its affiliates or predecessors, or any related materials.

              Section 4.3. Consents; Cooperation. Each of the Seller and the Buyer shall cooperate, and use its reasonable efforts, to make all filings and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties necessary to consummate the transactions contemplated by this Agreement, including, without limitation, under the H-S-R Act and the respective Foreign Antitrust Laws. Each of the Seller and the Buyer shall use its best efforts to make all necessary filings with governmental authorities contemplated by the preceding sentence no later than December 15, 1998.

              Section 4.4. No Solicitation. Neither the Seller nor any of its affiliates, or any officers, directors, employees, stockholders, affiliates, agents or representatives of the Seller or any of its affiliates will, directly or indirectly, solicit, initiate or encourage the submission of any proposal or offer from any person other than the Buyer or its directors, officers, employees, or other affiliates or representatives, enter into or continue any discussions or negotiations with, or provide any information to, any person other than the Buyer or its directors, officers, employees or other affiliates or representatives, relating to any (i) merger, consolidation or other business combination involving any material part of the Company or any of its Subsidiaries, (ii) restructuring, recapitalization or liquidation of the Company or any of its Subsidiaries, or (iii) acquisition or disposition of any material assets of the Company or any of its Subsidiaries or any of its securities (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Seller will immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than the Buyer with respect to any of the foregoing and shall not waive or amend any provision of any confidentiality agreement which shall have been entered into with any party other than the Buyer.

              Section 4.5. Reasonable Efforts. Each of the Seller and the Buyer shall cooperate, and use its reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement no later than January 31, 1999 or as soon thereafter as practicable.

              Section 4.6. Notice of Developments. Each of the Seller and the Buyer will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Articles II and III above. No disclosure by either the Seller or the Buyer pursuant to this Section 4.6, however, shall be deemed to amend or supplement the Seller Disclosure Schedule or the Buyer Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

              Section 4.7. Public Announcements. Prior to the Closing, except as otherwise agreed to by the parties, the parties shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby, except as in the reasonable judgment of the party may be required by applicable law in which case the parties will use their best efforts to reach mutual agreement as to the language of any such report, statement or press release. Upon the Closing, the Seller and the Buyer will consult with each other with respect to the issuance of a joint report, statement or press release with respect to this Agreement and the transactions contemplated hereby.

              Section 4.8. Tax Matters. (a) Tax Treatment. The Seller and the Buyer hereby agree that an election under Section 338 of the Code (or any similar provision of the law of any state or other taxing jurisdiction) will not be made with respect to the Company or any of its Subsidiaries (whether foreign or domestic) in connection with the transactions contemplated by this Agreement and that for purposes of all Tax Returns and other applicable filings, the Buyer and the Seller will report the Stock Purchase as a purchase and sale, respectively, of the Shares of the Company, and the purchase, if any, of one or more of the Foreign Subs pursuant to Section 1.14 as a purchase and sale, respectively, of the shares of such Foreign Subs.

              (b) Tax Returns. Subject to Sections 4.8(b)(vii), 4.8(f) and
4.8(q):

                   (i) The Seller shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company and each Subsidiary for taxable years or periods ending on or before the Closing Date and the Seller shall remit (or cause to be remitted), subject to Section 4.8(c)(i) below, any Taxes due in respect of such Tax Returns.

                   (ii) The Buyer shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company and each Subsidiary for taxable years or periods ending after the Closing Date and the Buyer shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns.

                   (iii) Any Tax Return required to be filed by the Buyer relating to any taxable year or period beginning on or before and ending after the Closing Date (the "Straddle Period") shall be submitted (with copies of any relevant schedules, work papers and other documentation then available) to the Seller for the Seller's approval not less than 30 days prior to the due date for the filing of such Tax Return, which approval shall not be unreasonably withheld. The Seller shall have the option of providing to the Buyer, at any time at least 15 days prior to the Due Date, written instructions as to how the Seller wants any, or all, of the items reflected on such Tax Return for which the Seller has acknowledged responsibility under Section 4.8(c)(i) in writing. The Buyer shall, in preparing such return, cause the items for which the Seller has acknowledged responsibility under Section 4.8(c)(i) in writing to be reflected in accordance with the Seller's instructions (unless, in the opinion of nationally recognized tax counsel to the Buyer, complying with the Seller's instructions would likely subject the Buyer to any criminal or civil penalty under applicable federal, state, local or foreign laws) and, in the absence of having received such instructions, in accordance with past practice, if any, to the extent permissible under applicable law.

                   (iv) The Seller shall pay the Buyer the Taxes for which the Seller is liable pursuant to Section 4.8(c)(i)(B) but which are payable with any Tax Return to be filed by the Buyer with respect to any Straddle Period upon the written request of the Buyer, setting forth in detail the computation of the amount owed, no later than 2 days prior to the due date (including extensions requested and obtained) of any such Tax Return.

                   (v) Within 120 days after the Closing Date, the Buyer shall cause the Company and each of its Subsidiaries to prepare and provide to the Seller a package of Tax information materials, including, without limitation, schedules and work papers (the "Tax Package") required by the Seller to enable the Seller to prepare and file all Tax Returns required to be prepared and filed by it pursuant to Section 4.8(b)(i). The Tax Package shall be prepared in good faith in a manner consistent with past practice.

                   (vi) The Seller may, in its sole and absolute discretion, amend any Tax Return filed or required to be filed for any taxable years or periods ending on or before the Closing Date; provided, however, that any such amendment which may reasonably be expected to result in increased Tax liability for the Company, its Subsidiaries or the Buyer for any Straddle Period or for any taxable year or period beginning after the Closing Date shall require the consent of the Buyer, which consent may be withheld in the sole discretion of the Buyer; provided, further, that to the extent the Seller agrees to indemnify the Buyer for the amount of such increased Tax liability (as mutually agreed by the parties or as otherwise determined pursuant to Section 4.8(i)), the Seller may amend any such Tax Returns.

                   (vii) Notwithstanding anything to the contrary contained in this Section 4.8(b), the Seller shall file or cause to be filed any Forms 5471 with respect to any of the Foreign Subs owned (immediately prior to the Closing and prior to any purchase of such subsidiaries pursuant to Section 1.14) directly or indirectly by the Company that are required to be filed for any taxable period that ends on or before, or that includes, the Closing Date.

              (c) Indemnification.

                   (i) The Seller shall indemnify and hold the Buyer and the Buyer's Subsidiaries and affiliates after the Closing (including the Company and its Subsidiaries) harmless from and against the following (net of the amount of any Tax Benefit actually realized by the Buyer or the Company as a result of the payment or accrual of any of the following):

                        (A) Any liability for Taxes imposed on the Company and
                   its Subsidiaries as members of the "affiliated group" (within the meaning of Section 1504(a) of the Code) of which Cendant (or any predecessor or successor) is the common parent that arises under Treasury Regulation Section 1.1502-6(a) or comparable provisions of foreign, state or local law,

                        (B) any liability for Taxes imposed on the Company or
                   any of its Subsidiaries, or for which the Company or any of its Subsidiaries may otherwise be liable, for any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period deemed to end on and include the Closing Date,

                        (C) Any Transfer Taxes for which the Seller is liable
                   pursuant to Section 4.9(f) hereof, and

                        (D) Notwithstanding anything to the contrary in this
                   Section 4.8, any liability for Taxes for any taxable period incurred as a result of a breach of the Seller's obligations under Section 4.8(q)(i);

provided, however, that the Seller shall not be liable for and shall not indemnify the Buyer (and its Subsidiaries and affiliates) for (I) any Taxes taken into account in determining the Closing Equity, after giving effect to the resolution (in accordance with Section 1.2) of all matters set forth in a Dispute Notice; (II) any liability for Taxes resulting from transactions or actions taken by the Company or any of its Subsidiaries on the Closing Date that are properly allocable to the portion of the Closing Date after the Closing except for transactions or actions undertaken in the ordinary course of business; (III) any Taxes that result from an actual or deemed election under
Section 338 of the Code (or any similar provisions of state law or the law of any other taxing jurisdiction) with respect to the Company or any of its Subsidiaries (whether foreign or domestic) in connection any of the transactions contemplated by this Agreement; and (IV) the amount of any Incremental Tax Liability not paid by Buyer to Seller pursuant to Section 1.14. (Taxes described in this proviso referred to hereinafter as "Excluded Taxes".)

              (ii) The Buyer shall indemnify and hold the Seller and the Seller's Subsidiaries and affiliates harmless from and against the following (net of the amount of any Tax Benefit actually realized by the Seller as a result of the payment or accrual of any of the following):

                        (A) Taxes imposed on the Company or any Subsidiary for
                   any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date;

                        (B) Excluded Taxes; and

                        (C) Notwithstanding anything to the contrary contained
                   in this Section 4.8, any liability for Taxes for any taxable period incurred as a result of a breach of Buyer's or the Company's obligations under Section 4.8(q)(ii).

                   (d) Computation of Tax Liabilities.

              (i) To the extent permitted or required by law or administrative practice of any taxing authority, (A) the taxable year of the Company or any of its Subsidiaries which includes the Closing Date shall be treated as closing on (and including) the Closing Date and, notwithstanding the foregoing, (B) all transactions not in the ordinary course of business occurring after the Closing shall be reported on Buyer's consolidated United States federal income Tax Return to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) and shall be similarly reported on other Tax Returns of the Buyer or its affiliates to the extent permitted by law. For purposes of
Section 4.8(c)(i) and (c)(ii), where it is necessary to apportion between the Seller and the Buyer the Tax liability of an entity for a Straddle Period (which is not treated under the immediately preceding sentence as closing on the Closing Date), such liability shall be apportioned between the period deemed to end at the close of the Closing Date, subject to Sections 4.8(c)(i)(D)(II) and 4.8(d)(i)(B), and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the books, except that Taxes (such as real property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

              (ii) In determining the Seller's liability for Taxes pursuant to this Agreement, the Seller shall be credited with the amount of estimated Taxes previously paid by or on behalf of the Company and its Subsidiaries. To the extent that the Seller's liability for Taxes for a taxable year or period is less than the amount of estimated income Taxes previously paid by or on behalf of the Company or any of its Subsidiaries with respect to all or a portion of such taxable year or period, the Buyer shall pay the Seller the difference within 2 days of filing the Tax Return relating to such income Taxes.

              (e) Contest Provisions.

                   (i) Each of the Buyer, on the one hand, and the Seller, on the other hand (the "Recipient"), shall notify the chief tax officer of the other party in writing within 15 days of receipt by the Recipient of written notice of any pending or threatened audits, notice of deficiency, proposed adjustment, assessment, examination or other administrative or court proceeding, suit, dispute or other claim (a "Tax Claim") which could affect the liability for Taxes of such other party. If the Recipient fails to give such prompt notice to the other party it shall not be entitled to indemnification for any Taxes arising in connection with such Tax Claim if and to the extent that such failure to give notice materially and adversely affects the other party's right to participate in the Tax Claim.

                   (ii) The Seller shall have the sole right to represent the Company and each of its Subsidiary's interests in any Tax Claim relating to taxable periods ending on or before the Closing Date and to employ counsel of its choice at its expense. In the case of a Straddle Period, the Seller shall be entitled to participate at its expense in any part of a Tax Claim relating to Taxes attributable to the portion of such Straddle Period deemed to end on or before the Closing Date and, with the written consent of the Buyer, which consent may be withheld in the sole discretion of the Buyer at the Seller's sole expense, may assume the control of such entire Tax Claim. None of the Buyer, any of its affiliates, the Company or any of its Subsidiaries may settle or otherwise dispose of any Tax Claim for which the Seller may have a liability under this Agreement without the prior written consent of the Seller, which consent may be withheld in the sole discretion of the Seller, unless the Buyer fully indemnifies the Seller in writing with respect to such liability in a manner satisfactory to the Seller.

                   (f) Transfer Taxes. All excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, resulting directly from the sale and transfer by the Seller to the Buyer of the Shares (the "Transfer Taxes"), shall be borne by the Seller. Notwithstanding Section 4.8(b) of this Agreement, which shall not apply to Tax Returns relating to Transfer Taxes, any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for filing such Tax Returns, and such party will use its reasonable efforts to provide such Tax Returns to the other party at least 10 days prior to the Due Date for such Tax Returns.

              (g) Refunds.

                   (i) Any Tax refund (including any interest in respect thereof) received by the Buyer or the Company or any of its Subsidiaries, and any amounts credited against Tax to which the Buyer or the Company or any of its Subsidiaries become entitled

(including by way of any amended Tax Returns), that relate to any taxable period, or portion thereof, ending on or before the Closing Date (other than a refund or credit arising from the carryback to such period of any net operating loss or capital loss arising in a taxable year or period, or portion thereof, beginning after the Closing Date) shall be for the account of the Seller, and the Buyer shall pay over to the Seller any such refund or the amount of any such credit within 15 days after receipt or entitlement thereto, respectively. In addition, to the extent that a claim for refund or a proceeding results in a payment, credit or other adjustment against Tax by a taxing authority to the Buyer or the Company or any of its Subsidiaries of any amount taken into account in determining the Closing Equity after giving effect to the resolution (in accordance with Section 1.2) of all matters set forth in a Dispute Notice, the Buyer shall pay such amount to the Seller within 15 days after receipt or entitlement thereto. The Buyer shall pay the Seller interest at the rate prescribed under Section 6621(a)(1) of the Code, compounded daily, on any amount not paid when due under this Section 4.8(g). For purposes of this
Section 4.8(g), where it is necessary to apportion a refund or credit between the Buyer and the Seller for a Straddle Period, such refund or credit shall be apportioned between the period deemed to end at the close of the Closing Date, and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the books, except that refunds or credits of Taxes (such as real property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

              (ii) Buyer shall cooperate, and cause the Company and its Subsidiaries to cooperate, in obtaining any refund that the Seller reasonably believes should be available, including without limitation, through filing a Form 1139 or other appropriate form with the applicable taxing authorities.

         (h) Certain Post-Closing Settlement Payments.

              (i) If the examination of any Federal, state, local or other Tax Return of the Seller for any taxable period ending on or before the Closing Date shall result (by settlement or otherwise) in any adjustment which permits the Buyer or the Company or any of its Subsidiaries to increase deductions, losses or tax credits or decrease the income, gains or recapture of tax credits which would otherwise (but for such adjustments) have been reported or taken into account (including by way of any increase in basis) by the Buyer or the Company or its Subsidiaries for one or more periods ending after the Closing Date, the Seller will notify the Buyer and provide it with adequate information so that the Buyer can reflect on its or the Company's Tax Returns such increases in deductions, losses or tax credits or decreases in income, gains or recapture of tax credits. The Buyer shall pay to the Seller, the amount of any resulting Tax Benefits (as defined and calculated below) when, as and if such Tax Benefits are actually realized by a reduction of Tax otherwise due.

              (ii) If the examination of any Federal, state, local or other Tax Return of the Buyer or the Company or any of its Subsidiaries for any taxable period ending after the Closing Date shall result (by settlement or otherwise) in any adjustment which permits the Seller to increase deductions, losses or tax credits or decrease the income, gains or recapture of tax credits which would otherwise (but for such adjustments) have been reported or taken into account (including by way of any increase in basis) by the Seller for one or more periods ending on or before the Closing Date, the Buyer will notify the Seller and provide it with adequate information so that the Seller can reflect on its Tax Returns such increases in deductions, losses or tax credits or decreases in income, gains or recapture of tax credits. The Seller shall pay to the Buyer, the amount of any resulting Tax Benefits (as defined and calculated below) when, as and if such Tax Benefits are actually realized by a reduction of Tax otherwise due.

              (iii) Upon (A) the exercise of a Seller Option by an employee or former employee of the Company or any of its Subsidiaries and the payment of cash or other property by the Seller (or its designated agent) to the holder of the Seller Option or (B) the payment by Seller of any amount with respect to any employee retention Liabilities, as described in Section 1.15(a) or the Retention Plan, the Buyer shall pay or shall cause the Company to pay to the Seller the amount of any Tax Benefit attributable to any payment described in this Section 4.8(h)(iii) when, as and if such Tax Benefits are actually realized by a reduction of Tax otherwise due.

              (iv) For purposes of this Agreement, "Tax Benefits" shall mean the reduction in Taxes from any increased deductions, losses, or credits or decreases in income, gains or recapture of tax credits. The Tax Benefit with respect to any payments made pursuant to the Blizzard Plan shall be net of the tax cost incurred by the Company with respect to the earnings of the escrow account from which such payments are made.

              (v) The Buyer agrees to use its reasonable best efforts to realize the Tax Benefits described in clauses (i), (ii) and (iii) of this
Section 4.8(h), as promptly as practicable consistent with applicable law.

              (vi) For purposes of any "Tax Benefit" actually realized determined under Section 4.8(h)(iv): (A) No later than 45 days after the filing of a Tax Return for any taxable period that includes a date upon which (x) any Seller Option or Additional Option was exercised; (y) any payment was made or accrued with respect to or in connection with any employee retention liabilities, as described in Section 1.15(a), or the Bonus Pool; or (z) any amount was paid or accrued by the Buyer or the Company in respect of a claim for which the Seller is required to indemnify the Buyer or the Company, as the case may be, pursuant to this Agreement, the Buyer shall provide to the Seller a detailed statement ("Tax Benefit Statement") specifying the amount, if any, of any Tax Benefit that was actually realized by the Buyer or the Company for such tax period. To the extent that any deductions or other tax items that could give rise to a tax reduction or savings do not result in the actual realization of such a tax reduction or savings in the year described in the previous sentence, this subsection (vi) shall apply to each subsequent taxable period of the Buyer or the Company, as the case may be, until either such tax savings are actually realized (resulting in a Tax Benefit) or the losses or other carryforwards to which such deductions or other tax items gave rise expire unused. For each relevant taxable period, the Seller shall be provided with full access to the non-proprietary work papers and other materials and information of the Buyer's and the Company's accountants in connection with the review of the Tax Benefit Statement. If the Seller disagrees in any respect with the Buyer's computation of the amount of the Tax Benefit actually realized, the Seller may, on or prior to 45 days after the receipt of the Tax Benefit Statement from the Buyer, deliver a notice to the Buyer or the Company setting forth in reasonable detail the basis for the Seller's disagreement therewith ("Tax Benefit Dispute Notice"). If no Tax Benefit Dispute Notice is received by the Buyer or the Company on or prior to the 45th day after Seller's receipt of the Tax Benefit Statement from the Buyer, the Tax Benefit Statement shall be deemed accepted by the Seller.

         (B) Within 15 days after the Buyer's receipt of a Tax Benefit Dispute Notice, unless the matter in the Tax Benefit Dispute Notice have otherwise been resolved by mutual agreement of the parties, the Buyer and the Seller shall jointly select a nationally-recognized independent certified public accountant (the "Tax Benefit Accountant"); provided, however, if the Buyer and the Seller are unable to agree upon the Tax Benefit Accountant within such 15-day period, then the Buyer and the Seller shall each select a nationally-recognized independent certified public accountant with shall then jointly choose the Tax Benefit Accountant within 15 days thereafter. The Tax Benefit Accountant shall conduct such review of the work papers and such other materials and information, and the Tax Benefit Dispute Notice, and any supporting documentation as the Tax Benefit Accountant in its sole discretion deems necessary, and the Tax Benefit Accountant shall conduct such hearings or hear such presentations by the parties or obtain such other information as the Tax Benefit Accountant in its sole discretion deems necessary.

         (C) The Tax Benefit Accountant shall, as promptly as practicable and in no event later than 45 days following the date of its retention, deliver to the Seller and the Buyer a report (the "Tax Benefit Report") in which the Tax Benefit Accountant shall, after reviewing disputed items set forth in the Tax Benefit Dispute Notice, determine what adjustments, if any, should be made to the amount of the Tax Benefit. The Tax Benefit Report shall set forth, in reasonable detail, the Tax Benefit Accountant's determination with respect to the disputed items or amounts specified in the Tax Benefit Dispute Notice, and the revisions, if any, to be made to the amount of the Tax Benefit, together with supporting calculations. All fees and expenses relating to this work of the Tax Benefit Accountant shall be borne equally by the Buyer and the Seller. The Tax Benefit Report shall be final and binding upon the Buyer and the Seller, shall be deemed a final arbitration award that is binding on each of the Buyer and the Seller, and no party shall seek further recourse to courts, other arbitral tribunals or otherwise. The amount, if any, of the Tax Benefit set forth in the Tax Benefit Report shall, in accordance with the provisions of clauses (i), (ii) and (iii) of this Section 4.8(h), be paid to the Seller in immediately available funds no later than five days after delivery of the Tax Benefit Report to Buyer.

              (i) Resolution of All Tax-Related Disputes. Subject to Section 4.8(h)(vi), in the event that the Seller and the Buyer cannot agree on the calculation of any amount relating to Taxes or the interpretation or application of any provision of this Agreement relating to Taxes, such dispute shall be resolved by a nationally recognized accounting firm mutually acceptable to each of the Seller and the Buyer, whose decision shall be final and binding upon all persons involved and whose fees and expenses shall be shared equally by the Seller and the Buyer.

              (j) Post-Closing Actions Which Affect Seller's Liability for
Taxes.

                   (i) The Buyer shall not permit the Company or any of its Subsidiaries to take any action on the Closing Date which could increase the Seller's liability for Taxes (including any liability of the Seller to indemnify the Buyer for Taxes pursuant to this Agreement) by more than a de minimus amount.

                   (ii) None of the Buyer or any affiliate of the Buyer shall (or shall cause or permit the Company or any of its Subsidiaries to) amend, refile or otherwise modify any Tax Return relating in whole or in part to the Company or any of its Subsidiaries with respect to any taxable year or period ending on or before the Closing Date (or with respect to any Straddle Period) without the prior written consent of the Seller, which consent may be withheld in the sole discretion of the Seller.

              (k) Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements or arrangements, written or unwritten, binding the Company or its Subsidiaries, shall be terminated as of the Closing.

              (l) Conflicts. In the event of a conflict between the provisions of Section 4.8 and Article VII, Section 4.8 shall govern and control.

              (m) Assistance and Cooperation. After the Closing Date, each of the Seller and the Buyer shall (and shall cause their respective affiliates to):

                   (i) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to Transfer Taxes;

                   (ii) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with Section 4.8(b);

                   (iii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company and each Subsidiary;

                   (iv) make available to the other and to any taxing authority as reasonably requested in connection with any Tax Return described in Section 4.8(b) or any proceeding described in Section 4.8(e), all information relating to any Taxes or Tax Returns of the Company and each of its Subsidiaries; and

                   (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

Notwithstanding the foregoing or any other provision in this Agreement, neither the Buyer nor any of its affiliates shall have the right to receive or obtain any information relating to Taxes of the Seller, any of its affiliates, or any of its predecessors other than information relating solely to the Company or any of its Subsidiaries (including, without limitation, any schedules or attachments to a consolidated, combined or unitary Tax Return that includes the Seller or other affiliates of the Seller if such schedule or attachment relates solely to the Company or any of its Subsidiaries).

              (n) Adjustment to Purchase Price. For all United States federal, state and local and foreign Tax purposes, any payment by the Buyer or the Seller under this Agreement shall be treated as an adjustment to the consideration paid by the Buyer for the Shares.

              (o) Allocation to Covenant. The Buyer and the Seller agree that $1 million of the Closing Date Cash Payment will be allocated to the Seller's covenants contained in Section 4.11 for all United States federal, state and local income tax purposes, and neither the Buyer nor the Seller will take any position inconsistent with such allocation.

              (p) Certain Definitions. For purposes of this Agreement, "Due Date" shall mean, with respect to any Tax Return, the date such return is due to be filed (taking into account any valid extensions requested and obtained); "Tax" or "Taxes" shall mean taxes (other than those taxes described in Section 4.8(f) hereof) of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or property, asset, sales, use, license, payroll, transaction, capital, net worth, withholding, estimated, social security, utility, workers' compensation, severance, production, unemployment compensation, occupation, premium, windfall profits, or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, together with any interest, penalties or additions with respect thereto and any interest in respect of such additions or penalties; and "Tax Returns" shall mean all returns, reports, statements, declarations, estimates and forms or other documents (including any related or supporting information), required to be filed with respect to any Taxes.

              (q) Seller Options; Bonus Pool.

                   (i) Upon the exercise of any Seller Option and the payment of cash or other property by Seller (or its designated agent) to the holder of the Seller Option, the Seller (or its designated agent) shall withhold any pay over to the Company the amount required to be withheld under applicable Law (the "Withholding Taxes"). The Seller shall also pay to the Company the amount of any FICA or FUTA Tax (or similar employment Taxes under state of local law) ("Employment Taxes") that is imposed on the Seller under applicable law with respect to (A) such exercise of any Seller Options and the payment of cash or other property by the Seller to the holder of the Seller Option or (B) the payment of any amount with respect to any employee retention liabilities, as described in Section 1.15(a), or the Bonus Pool, provided, however, the Seller has received sufficient information from the Company to enable it to determine the amount of such Employment Taxes.

                   (ii) Buyer shall cause the Company to pay all Withholding Taxes and Employment Taxes received from the Seller to the proper governmental entity. In addition, upon payment by the Company of any amount with respect to any employee retention Liabilities, as described in Section 1.15(a), or the Bonus Pool, the Company shall withhold the Withholding Taxes required to be withheld under applicable Law and pay such Withholding Taxes to the proper governmental authority. The Buyer shall cause the Company to (A) prepare and file any Tax Returns required to be filed in connection with Withholding Taxes and Employment Taxes within the time and manner prescribed by applicable Law and (B) prepare and provide to persons who exercised such Seller Options or received payments with respect to any employee retention Liabilities, as described in Section 1.15(a), or the Bonus Pool, any statement, forms or other document required to be provided under applicable Law.

                   (iii) Unless otherwise required by the applicable law, the parties to this Agreement shall treat, with respect to any payment described in
Section 4.8(q)(i), any amount that is required to be included in the gross income of the holders of any Seller Option or any employee, as the case may be, as an amount that may be properly deductible by the Company after the Closing Date.

         Section 4.9. Employees; Employee Benefits. (a) On and after the Closing, until at least the first anniversary of the Closing, the Buyer shall cause the Company and its Subsidiaries to provide the employees and former employees of the Company and its Subsidiaries with salaries and benefit plans, programs and arrangements no less favorable in the aggregate than those currently provided as of the date hereof by the Company and its Subsidiaries (excluding any equity based compensation that employees and former employees received).

         (b) If any employee of the Company or any of its Subsidiaries becomes a participant in or subject to any employee benefit plan, practice or policy of the Buyer or any of its affiliates, such employee shall be given credit under such plan for all service prior to the Closing Date with the Company and its Subsidiaries or any predecessor employer (to the extent such credit was given by the Company, such Subsidiary of the Company or such predecessor), for purposes of the corresponding plan in which such employee participated before the Closing Date for purposes of determining eligibility and vesting and for all other purposes for which such service is either taken into account or recognized; provided, however, such service need not be credited for purposes of benefit accrual nor to the extent it would result in a duplication of benefits.

         (c) In the event that any person who is an employee of the Company or any of its Subsidiaries immediately prior to the Closing (an "Affected Employee") is discharged by the Company or such Subsidiary on or after the Closing, then the Buyer shall be responsible for any and all severance costs for such Affected Employee, including, without limitation, payments owing under those agreements, plans or arrangements listed in Section 4.9(c) of the Seller Disclosure Schedule.

         (d) The Seller shall take all steps necessary and appropriate so that all options to purchase shares of the Seller's common stock (each, a "Seller Option") held by any Affected Employee immediately before the Closing become fully vested and nonforfeitable no later than the earlier of (i) the one-year anniversary of the Closing Date or (ii) the date such Affected Employee's employment with the Company or any of its Subsidiaries is terminated due to job elimination, and remain exercisable until December 31, 2001 unless such Seller Option expires sooner pursuant to its terms; provided, that a Seller Option shall be forfeited, except to the extent otherwise vested and nonforfeitable as of the date of the termination of employment of the Affected Employee who holds such Seller Option, if the employment of such Affected Employee by the Company and its Subsidiaries terminates before the first anniversary of the Closing for any reason other than as a result of a termination by the Company or a Subsidiary due to job elimination (all of the foregoing, the "Option Amendments").

         (e) Before the Closing Date, the Seller shall take all steps necessary and appropriate to cause the Company's Job Discontinuance Severance Pay Plan to be amended to make clear that any compensation and benefits that become due to any individual thereunder shall be reduced (but not below zero) by any severance pay or benefits that such individual becomes entitled to receive pursuant to any individual employment, severance, retention or similar agreement or any other plan, program, policy, practice, agreement or arrangement providing severance pay and/or benefits, and to make clear that such plan, from and after its adoption, has superseded the Knowledge Adventure, Inc. Severance Plan in its entirety.

         (f) The Seller shall establish a bonus pool (the "Bonus Pool") incorporating the items and conditions set forth in Section 4.9(f) of the Seller Disclosure Schedule. There shall be established, and Cendant shall fund, the Incentive Bonus Plan providing for bonuses to employees of Blizzard Entertainment and Blizzard North Business Units pursuant to the agreement set forth in Section 4.9(f) of the Seller Disclosure Schedule (the "Blizzard Plan"), which shall be considered a part of the Bonus Pool. All payments made pursuant to the Blizzard Plan shall reduce the payments required to be made pursuant to the remainder of the Bonus Pool. The Seller shall contribute the amount that is due at Closing pursuant to the

Bonus Pool to the Company before the Closing Date, and shall pay all additional amounts due thereafter pursuant to the Bonus Pool to the Buyer as and when such amounts become due, and the Buyer in turn shall pay or cause the Company to pay such amounts to employees when due.

         (g) Notwithstanding any other provision of this Agreement or of the Bonus Pool or Option Amendments, but subject to Section 4.8(q), the Seller shall remain fully responsible for, and shall indemnify the Buyer and the Company and its Subsidiaries and hold them harmless from and against, any and all liabilities under or arising in connection with (i) the Bonus Pool (including the Blizzard Plan), and (ii) any Plans that are not sponsored or maintained by the Company or any of its Subsidiaries and any Affiliate Plans that are not Plans. The indemnity provided pursuant to this Section 4.9(g) shall be provided pursuant to Section 7.2 hereof, except that the limitations set forth in clauses (i), (ii) and (iv) of Section 7.2(b) shall not apply.

         (h) The parties agree to use their reasonable best efforts to cause Allen Adham to agree to either (i) the assignment of his employment agreement with Cendant dated March 24, 1997 (the "Cendant Employment Agreement") to the Company or (ii) the termination of the Cendant Employment Agreement without liability to Cendant other than for compensation and benefits accrued through the Closing. If Mr. Adham (i) becomes an employee of the Company or any of its affiliates at any time during the one-year period immediately following the Closing, and (ii) becomes entitled to receive severance pay pursuant to the Cendant Employment Agreement, then the Buyer shall indemnify Cendant, and hold it harmless from and against all liabilities for such severance pay. In addition, the Buyer shall indemnify Cendant, and hold it harmless from and against all liabilities under the employment agreement among Lawrence S. Gross, Cendant and Knowledge Adventure, Inc. dated December 20, 1996. The indemnities provided pursuant to this Section 4.9(h) shall be provided pursuant to Section
7.3 hereof, except that the limitations set forth in clauses (i) and (ii) of
Section 7.3(b) shall not apply.

         Section 4.10. Indemnification of Directors and Officers. Following the Closing, the Buyer shall cause each of the Company and its Subsidiaries not to make any changes to its respective certificate of incorporation (or similar document) or by-laws which would adversely impact the rights of persons who are currently officers and directors of the Company or the Subsidiary of the Company, as applicable, to claim indemnification from such entity under the terms of such certificate of incorporation (or similar document) or by-laws as in effect on the date hereof for acts taken prior to the Closing. The Buyer shall pay (to the extent not paid by the Company or any of its Subsidiaries) any payments required under such indemnification provisions relating to facts or circumstances occurring prior to the Closing.

         Section 4.11. Non-Competition; Non-Solicitation. (a) The Seller acknowledges and agrees that the purchase of the Shares contemplated by this Agreement is a transaction described in Section 16601 of the California Business and Professions Code, and that a principal asset of the Company for which the Buyer is paying the consideration required hereby to the Seller is the goodwill, trade secrets and confidential information of the Company.

         (b) For a period of five years after the Closing Date (the "Non-Competition Period") (and except as may otherwise be provided in any distribution or other agreement entered into between the Seller and the Company or the Buyer after the Closing Date including those referred to in Exhibit 1.12(b)-1 and 1.12(b)-2), neither Cendant nor any of its Subsidiaries (other than the Company and its Subsidiaries) will develop, manufacture, license or publish any product or service that competes directly or indirectly with any Competitive Products (the "Competitive Products"). During such period, neither Cendant nor any of its Subsidiaries shall establish or use any affiliate for the purpose of circumventing the covenant contained in this Section 4.11(b).

         (c) For a period of three years after the Closing Date, neither Cendant nor any of its Subsidiaries shall directly or indirectly solicit or induce any employee of the Company or its Subsidiaries to leave such employment and become an employee of any person or entity other than the Company or any of its Subsidiaries; provided, however, that nothing in this Section 4.11(c) shall prohibit Cendant or its Subsidiaries from employing any person who contacts them on his or her own subsidiaries (other than the Company and its Subsidiaries) or as a result of a general solicitation to the public.

         (d) "Competitive Products" means educational, entertainment and personal productivity consumer retail software products and services of the type currently (or contemplated to be) developed, manufactured, sold, licensed or distributed by the Company as currently conducted or contemplated to be conducted but excluding any products related to finance, insurance, tax, travel and automobiles/transportation and any products sold by the Seller's Entertainment Publications subsidiary as of the Closing.

         Section 4.12. Further Assurances. The Seller and the Buyer agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents of this Agreement.

         Section 4.13. Current Information. During the period from the date of this Agreement to the Closing, the Seller (i) shall notify the Buyer of (A) any change in the normal course of business or operations of the Company or any of its Subsidiaries that would have a Company Material Adverse Effect of which Seller or its Subsidiaries has knowledge, (B) the making or commencement of any governmental complaints, investigations or hearings relating to any of the Key Products, the Company or any of its Subsidiaries of which the Seller or its Subsidiaries has knowledge (or the receipt by the Seller of any communications indicating that the same may be contemplated), (C) the institution or threat of any material litigation relating to any of the Key Products, the Company or any Subsidiary of which the Seller or its Subsidiaries has knowledge, and (ii) shall provide the Buyer with unaudited monthly financial statements of the Company within 15 days following the end of each month.

         Section 4.14. Confidential Information. Immediately after Closing, the Seller shall (i) deliver to the Buyer or destroy all confidential information concerning the Company or its Subsidiaries, other than information required by law to be retained or for the purposes of pending or threatened litigation, and
(ii) request that all third parties which previously indicated interest to the Seller or its agents in bidding to acquire the Shares (or in effecting some other change of control transaction involving the Company or any of its Subsidiaries) return to the Company or destroy any and all confidential information provided to them by the Seller or its agents (in each such case, whether or not such confidential information is otherwise subject to a confidentiality agreement between the Seller and such a third party), or otherwise obtained by such parties, in connection with the Seller's efforts to sell the Shares.

         Section 4.15. Year 2000 Compliance. On or prior to December 15, 1998, the Seller shall cause the Company and its Subsidiaries to commence implementation of a plan in consultation and coordination with the Buyer to bring the Company's (and its Subsidiaries') financial reporting system into Year 2000 Compliance.


                                   ARTICLE V

                CONDITIONS TO CONSUMMATION OF THE STOCK PURCHASE

         Conditions to Each Party's Obligations to Consummate the Stock Purchase. The respective obligations of each party to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing Date of the following conditions:

         (a) No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental entity which prohibits the consummation of the Stock Purchase;

         (b) There shall not be any suit, action, investigation, inquiry or other proceeding instituted, pending or threatened by any governmental or other regulatory or administrative agency or commission which seeks to enjoin or otherwise prevent consummation of the transactions contemplated hereby; and

         (c) Any waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement under applicable U.S. or foreign antitrust or trade regulation Laws, including, without limitation, under the H-S-R Act and the Foreign Antitrust Laws, shall have expired or been terminated.

         Section 5.2. Further Conditions to the Seller's Obligations. The obligation of the Seller to consummate the transactions contemplated hereby are further subject to satisfaction or waiver of the following conditions:

         (a) The representations and warranties of the Buyer contained in this Agreement shall be true and correct (without giving effect to any "materiality" or Buyer Material Adverse Effect qualification or exception contained therein) as of the date hereof and at and as of the Closing Date as though such representations and warranties were made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date), except where the failure of such representations and warranties to be so true and correct does not have, individually or in the aggregate, a Buyer Material Adverse Effect.

         (b) The Buyer shall have performed and complied in all material respects with all agreements and obligations required by this Agreement (except for the covenants set forth in Sections 4.5, 4.6 and 4.13(i)(a)) to be performed or complied with by it on or prior to the Closing.

         (c) The Buyer shall have delivered to the Seller an officer's certificate to the effect that each of the conditions specified above in
Section 5.2(a) and (b) is satisfied in all respects.

         Section 5.3. Further Conditions to the Buyer's Obligations. The obligation of the Buyer to consummate the transactions contemplated hereby are further subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

         (a) The representations and warranties of the Seller contained in this Agreement (without giving effect to any "materiality" or Company Material Adverse Effect qualification or exception contained therein) shall be true and correct of the date hereof and at and as of the Closing Date as though such representations and warranties were made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date), except where the failure of such representations and warranties to be so true and correct does not have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that the effects of changes that are generally applicable to the industries in which the Seller and its Subsidiaries operate or to the United States economy generally shall be excluded from such determination in assessing compliance with Section 2.7(i) of this Agreement;

         (b) The Seller shall have performed and complied in all material respects with all agreements and obligations required by this Agreement (except for the covenants set forth in Sections 4.3, 4.5, 4.6, 4.7 and 4.13) to be performed or complied with by it on or before Closing; and

         (c) The Seller shall have delivered to the Buyer an officer's certificate to the effect that each of the conditions specified above in
Section 5.3(a) and (b) is satisfied in all respects.


                                   ARTICLE VI

                          TERMINATION AND ABANDONMENT

         Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

         (a) by mutual written consent of the Seller and the Buyer;

         (b) by the Seller or the Buyer at any time after January 31, 1999 unless (i) a court of competent jurisdiction has issued an injunction preventing consummation of the transactions contemplated hereby (and the parties hereto are attempting to remove such injunction) or (ii) the condition set forth in Section 5.1(c) has not been satisfied or waived by January 31, 1999 in which event either party may terminate at any time after March 31, 1999; provided that the Closing shall not have occurred other than through the failure of any party seeking to terminate this Agreement to comply with its obligations hereunder or due to the failure of such party's representations to be true and correct by such date; or

         (c) by the Seller or the Buyer if the other shall have breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 5.2 or 5.3(a) or (b), as applicable, and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Seller or the Buyer, as applicable.

         Section 6.2. Procedure for, and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the parties hereto pursuant to Section 6.1 hereof, written notice thereof shall be given by a party so terminating to the other party and this Agreement shall forthwith terminate and shall become null and void and of no further effect, and the transactions contemplated hereby shall be abandoned without further action by the Seller or the Buyer. If this Agreement is terminated pursuant to Section 6.1 hereof:

         (a) each party shall redeliver or destroy all documents, work papers and other materials of the other parties relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by any party hereto with respect to the other party shall be treated in accordance with the Confidentiality Agreement and Section 4.2(b) hereof;

         (b) all filings, applications and other submissions made pursuant hereto shall, at the option of the party making such filing, application or submission, and to the extent practicable, be withdrawn from the agency or other person to which made; and

         (c) there shall be no liability or obligation hereunder on the part of the Seller or the Buyer or any of their respective directors, officers, employees, affiliates, controlling persons, agents or representatives except that the Seller or the Buyer, as the case may be, may have liability to the other party if the basis of termination is a willful, material breach by the Seller or the Buyer, as the case may be, of one or more of the provisions of this Agreement, and except that the obligations provided for in Sections 6.2 and 8.8 hereof shall survive any such termination.


                                  ARTICLE VII

                          SURVIVAL AND INDEMNIFICATION

         Survival Periods. Each of the representations and warranties made by the parties in this Agreement, including any Schedule hereto or any certificate, document or other instrument delivered in connection herewith, shall survive the Closing until the first anniversary of the Closing Date; except for (i) the representations and warranties contained in Sections 2.10 and 2.15, which shall terminate on the third anniversary of the Closing Date and (ii) the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.12, 3.1, 3.2 and 3.4, which shall survive the Closing without limitation (subject to any applicable statutes of limitations), other than the termination of this Agreement. The parties agree that no claims or causes of action may be brought against the Seller or the Buyer based upon, directly or indirectly, any of the representations, warranties or agreements contained in Articles II and III hereof after the applicable survival period or, except as provided in
Section 6.2(c) hereof, any termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties which contemplates performance after the Closing, including, without limitation, the covenants and agreements set forth in Sections 4.8, 4.9, 4.10, 4.11, 4.12 and 4.14 hereof.

         Section 7.2. Seller's Agreement to Indemnify. (a) Subject to the terms and conditions set forth herein, from and after the Closing, the Seller shall indemnify and hold harmless the Buyer and its directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "Buyer Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, the "Buyer Damages") asserted against or incurred by any Buyer Indemnitee as a result of or arising out of
(i) a breach of any representation or warranty of the Seller contained in this Agreement when made or at and as of the Closing Date (or at and as of such different date or period specified for such representation or warranty) as though such representation and warranty were made at and as of the Closing Date (or such different date or period) (without giving effect to (x) any "materiality" or Company Material Adverse Effect qualification or exception therein (other than with respect to the representations and warranties contained in Sections 2.5(b)(y), 2.13(a), (b) and (c), 2.14(a)(iv) and 2.15(b)); provided, however, that with respect to a breach under Section 2.12 hereof, Buyer Damages shall not include any Buyer damages which result from the Company or any of its Subsidiaries not having Tax attributes (including, basis in assets, net operating losses or credits) or (y) any "knowledge" qualification or exception contained in Sections 2.9, 2.15(b)(vii), 2.15(b)(viii), 2.15(b)(ix), the first sentence of Section 2.16(c), and 2.16(f)); (ii) a breach of any covenant or agreement (other than as contained in Section 4.5, 4.6 and 4.13) on the part of the Seller under this Agreement; (iii) any of the Retained Liabilities; (iv) any Liability as to which the Seller has liability or indemnification obligations under Section 4.8 or 4.9.; or (v) any Liability arising out of the matters described in Section 2.10(c) of the Seller Disclosure Schedule.

         The Seller's obligation to indemnify the Buyer Indemnitees pursuant to clause 7.2(a)(i) hereof is subject to the following limitations:

              (i) No indemnification shall be made by the Seller unless the aggregate amount of Buyer Damages exceeds $16 million, each individual amount of Buyer Damages alleged exceeds $100,000, and, in such event, indemnification shall be made by the Seller only to the extent that the aggregate amount of the Buyer Damages exceeds $8 million. It is acknowledged that the Buyer shall not have the right to indemnification for individual amounts below $100,000 and that such amounts shall not count towards the $8 million or $16 million amounts referred to in this Section 7.2(b)(i);

              (ii) In no event shall the Seller's aggregate obligation to indemnify the Buyer Indemnitees exceed $250,000,000;

              (iii) No indemnification shall be made with respect to any Buyer Damages if such Buyer Damages were the subject of the Dispute Notice, if any, or the EBITDA Dispute Notice, if any, except to the extent such claim for indemnification is based upon facts or information of which the Buyer did not have knowledge as of the end of each of the Review Period and the EBITDA Review Period, respectively;

              (iv) Seller shall be obligated to indemnify the Buyer Indemnitees only for those claims giving rise to Buyer Damages as to which the Buyer Indemnitees have given the Seller written notice thereof prior to the end of the applicable survival period (as provided for in Section 7.1). Any written notice delivered by a Buyer Indemnitee to the Seller with respect to Buyer Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Buyer Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

         (c) The amount of any Buyer Damages shall be reduced by (A) any amount received by a Buyer Indemnitee with respect thereto under any insurance coverage or from any other party alleged to be responsible therefor and (B) the amount of any Tax Benefit actually realized by the Buyer indemnitee relating thereto. The Buyer Indemnitees shall use reasonable efforts to collect any amount available under such insurance coverage and from such other party alleged to have responsibility. If a Buyer Indemnitee receives any amount under insurance coverage or from such other party with respect to Buyer Damages at any time subsequent to any indemnification provided by the Seller pursuant to this Section 7.2, then such Buyer Indemnitee shall promptly reimburse the Seller, as the case may be, for any payment made or expense incurred by the Seller in connection with providing such indemnification up to such amount received by the Buyer Indemnitee.

         Section 7.3. The Buyer's Agreement to Indemnify. (a) Subject to the terms and conditions set forth herein, from and after the Closing, the Buyer shall indemnify and hold harmless the Seller and its directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "Seller Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Seller Damages") asserted against or incurred by any Seller Indemnitee as a result of or arising out of (i) a breach of any representation or warranty of the Buyer contained in this Agreement (including any Schedule hereto or any certificate, document or other instrument delivered in connection herewith), when made or at and as of the Closing Date (or at and as of such different date or period specified for such representation or warranty) as though such representation and warranty were made at and as of the Closing Date (or such different date or period) (without giving effect to any "materiality", Material Adverse Effect, or knowledge qualification or exception contained therein); (ii) a breach of any covenant or agreement on the part of the Buyer under this Agreement; (iii) matters listed on Section 2.8 of the Seller Disclosure Schedule or other litigation arising after the Closing and relating to the Company, in which a Seller Indemnitee is named as a party (except to the extent the Buyer is indemnified pursuant to Section 7.2 (without regard to the limitations contained in Sections 7.1 and 7.2(b))); (iv) payments made by Cendant after the Closing pursuant to the Guaranties relating to liabilities other than those for which Buyer is indemnified under Section 7.2 (without regard to the limitations contained in Section 7.2(b)); or (v) the Buyer's use of the Seller's Trademarks and Logos after the Closing other than as permitted in Section 1.9 or the use of the Seller's Trademarks and Logos after the Closing by parties other than the Buyer, which use results from the Buyer's negligence or willful misconduct.

         The Buyer's obligation to indemnify the Seller Indemnitees pursuant to clause Section 7.3(a)(i) hereof is subject to the following limitations:

              (i) No indemnification shall be made by the Buyer unless the aggregate amount of

    Seller Damages exceeds $16 million, each individual amount of Seller Damages exceeds $100,000, and, in such event, indemnification shall be made by the Buyer only to the extent that the aggregate amount of Seller Damages exceeds $8 million. It is acknowledged that the Buyer shall not have the right to indemnification for individual amounts below $100,000 and that such amounts shall not count towards the $8 million or $16 million amounts referred to in this Section 7.3(b)(i);

              (ii) In no event shall the Buyer's aggregate obligation to indemnify the Seller Indemnitees exceed $250,000,000; and

              (iii) The Buyer shall be obligated to indemnify the Seller Indemnitees only for those claims giving rise to Seller Damages as to which the Seller Indemnitees have given the Buyer written notice thereof prior to the end of the applicable survival period (as provided for in Section 7.1). Any written notice delivered by a Seller Indemnitee to the Indemnifying Party with respect to Seller Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Seller Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

         (c) The amount of any Seller Damages shall be reduced by (A) any amount received by a Seller Indemnitee with respect thereto under any insurance coverage or from any other party alleged to be responsible therefor and (B) the amount of any Tax Benefit actually realized by the Seller Indemnitee relating thereto. The Seller Indemnitees shall use reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a Seller Indemnitee receives any amount under insurance coverage or from such other party with respect to Seller Damages at any time subsequent to any indemnification provided by the Buyer pursuant to this Section 7.3, then such Seller Indemnitee shall promptly reimburse the Buyer, as the case may be, for any payment made or expense incurred by the Buyer in connection with providing such indemnification up to such amount received by the Seller Indemnitee.

         Section 7.4. Third Party Indemnification. The obligations of the Seller to indemnify the Buyer Indemnitees under Section 7.2 hereof with respect to Buyer Damages and the obligations of the Buyer to indemnify the Seller Indemnitees under Section 7.3 hereof with respect to Seller Damages, in either case resulting from the assertion of liability by third parties (each, as the case may be, a "Claim"), will be subject to the following terms and conditions:

         (a) Any party against whom any Claim is asserted will give the indemnifying party written notice of any such Claim promptly after learning of such Claim, and the indemnifying party may at its option undertake the defense thereof by representatives of its own choosing. If the indemnifying party assumes such defense, the indemnified party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. If, however, the indemnified party reasonably determines in its own judgment that representation by the indemnifying party's counsel of both the indemnifying party and the indemnified party would present such counsel with a material conflict of interest, then such indemnified party may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the indemnifying party shall, pay the reasonable fees and disbursements of such separate counsel. Failure to give prompt notice of a Claim hereunder shall not affect the indemnifying party obligations under this Article VII, except to the extent the indemnifying party is materially prejudiced by such failure to give prompt notice. If the indemnifying party, within 30 days after notice of any such Claim, or such shorter period as is reasonably required, fails to assume the defense of such Claim, the Buyer Indemnitee or the Seller Indemnitee, as the case may be, against whom such claim has been made will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk, and at the expense, of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

         (b) Upon execution of this Agreement and delivery of the Seller Disclosure Schedule, from and after the Closing Date the Seller shall be deemed to have satisfied the notice requirement of Section 7.4(a) with respect to all matters set forth in Section 2.8 of the Seller Disclosure Schedule.

         (c) Anything in this Section 7.4 to the contrary notwithstanding, the indemnifying party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment (i) which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Seller Indemnitee or the Buyer Indemnitee, as the case may be, of a written release from all liability in respect of such action, suit or proceeding or (ii) for other than monetary damages to be borne by the indemnifying party, without the prior written consent of the Seller Indemnitee or the Buyer Indemnitee, as the case may be, which consent shall not be unreasonably withheld. The indemnified party will have no liability to any third party with respect to any settlement or compromise of Claims effected without its consent.

         (d) The indemnifying party and the indemnified party shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Article VII, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

         (e) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that defense of a Claim may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the control of the right to defend, compromise or settle such Claim, but the indemnifying party will not be bound by any determination of a Claim so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld). In such event, if an offer of settlement or compromise on terms satisfying paragraph (c) hereof is received by an indemnifying party with respect to a Claim and such indemnifying party notifies the related indemnified party in writing of such indemnifying party's willingness to settle or compromise such Claim on the basis set forth in such notice and such indemnified party declines to accept such settlement or compromise, such indemnified party may continue to contest such Claim, free of any participation by such indemnifying party, at such indemnified party's sole expense. In such event, the obligations of such indemnifying party to such indemnified party with respect to such claim shall be equal to the lesser of (i) the amount of the offer of settlement or compromise which such indemnified party declined to accept plus the costs and expenses of such indemnified party prior to the date such indemnifying party notifies such indemnified party of the offer to settle or compromise and (ii) the actual out-of-pocket amount such indemnified party is obligated to pay as a result of such indemnified party's continuing to contest such Claim. An indemnifying party shall be entitled to recover (by set-off or otherwise) from an indemnified party any additional expenses incurred by such indemnifying party as a result of such indemnified party's decision to continue to contest such Claim. Under the circumstances set forth in this paragraph, if the indemnifying party seeks to enter into settlement discussions, the indemnified party shall participate in such discussions.

         (f) With respect to any indemnity obligation of the Seller arising from or relating to a breach of any representation or warranty contained in
Section 2.15 of this Agreement, to the extent such indemnity obligation (1) relates to a third party claim, the Seller shall have the right to defend, compromise and settle any and all such third party claims, or (2) relates to the investigation or remediation of any Contamination or Release, the Seller shall have the right to take the lead and implement any such investigation or remediation. The Buyer may, at its own expense, remain involved in the performance of any such work conducted herein (except to the extent that such involvement would unreasonably interfere with the performance of the work), and the Seller shall promptly provide copies to the Buyer of all notices, correspondence, draft reports and final reports related to such matter.

         Section 7.5. Insurance. The indemnifying party shall be subrogated to the rights of the indemnified party in respect of any insurance relating to Buyer Damages or Seller Damages, as the case may be, to the extent of any indemnification payments made hereunder.

         Section 7.6. No Duplication; Sole Remedy. (a) Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

         (b) The Buyer's and the Seller's respective rights to indemnification as provided for in Sections 7.2 and 7.3, as applicable, for a breach of the other's representations or warranties contained in this Agreement, shall constitute such party's sole monetary remedy for such a breach and the breaching party shall have no other liability or damages to the other party resulting from the breach, except for fraud.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         Section 8.1. Amendment and Modification. This Agreement may be amended, modified or supplemented at any time by the parties hereto, pursuant to an instrument in writing signed by all parties.

         Section 8.2. Entire Agreement; Assignment. This Agreement (including the Seller Disclosure Schedule) and the Confidentiality Agreement (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and (b) shall not be assigned, by operation of law or otherwise, by a party hereto, without the prior written consent of the other party, except that the Buyer may assign any of its rights hereunder to any of its Subsidiaries.

         Section 8.3. Severability. The invalidity or unenforceability of any term or provision of this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction and the remaining terms and provisions shall remain in full force and effect, unless doing so would result in an interpretation of this Agreement which is manifestly unjust.

         Section 8.4. Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission;
(c) registered or certified mail, postage prepaid, return receipt requested; or
(d) overnight delivery service. Such notices and communications shall be sent to the appropriate party at its address or facsimile number given below or at such other address or facsimile number for such party as shall be specified by notice given hereunder (and shall be deemed given upon receipt by such party or upon actual delivery to the appropriate address, or, in case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error; in the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above, provided however, that such mailing shall in no way alter the time at which the facsimile notice is deemed received):

         (a) if to the Seller, to

                   Cendant Corporation
                   6 Sylvan Way
                   Parsippany, New Jersey  07054
                   Telecopy:  (973) 496-5331
                   Attention:  James E. Buckman, Esq.
                               General Counsel

                   with a copy to:

                   Skadden, Arps, Slate, Meagher & Flom LLP
                   300 South Grand Avenue
                   Los Angeles, CA  90071-3144
                   Telecopy:  (213) 687-5600
                   Attention:  Brian J. McCarthy, Esq.

         (b) if to the Buyer, to

                   Havas S.A.
                   31, rue de Colisee
                   75383 Paris Cedex 08 France
                   Telecopy:  + 011 331 53 53 36 07
                   Attention:  Jean Laurent Nabet

                   with a copy to:

                   Cabinet Bredin Prat
                   130 rue du Faubourg Saint Honore
                   75008
                   Paris
                   Attention:  Elena M. Baxter, Esq.

                   and

                   Wachtell, Lipton, Rosen & Katz
                   51 West 52nd Street
                   New York, NY  10019
                   Telecopy:  (212) 403-2000
                   Attention:  Daniel A. Neff, Esq.

         Section 8.5. Governing Law; Jurisdiction. This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in the County of New York for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 8.4 shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or of the United States of America in each case located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

         Section 8.6. . The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

         Section 8.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

         Section 8.8. Fees and Expenses. Whether or not this Agreement and the transactions contemplated hereby are consummated, and except as otherwise expressly set forth herein, all costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Each of the Seller, on the one hand, and the Buyer, on the other hand, shall indemnify and hold harmless the other party from and against any and all claims or liabilities for financial advisory and finders' fees incurred by reason of any action taken by such party or otherwise arising out of the transactions contemplated by this Agreement by any person claiming to have been engaged by such party.

         Section 8.9. No Right of Off-set/Set-off. Neither the Buyer nor the Seller shall have any right to off-set or set-off any payment due pursuant to
Section 1.3 or 1.4 of this Agreement against any other payment to be made pursuant to this Agreement or otherwise (including against indemnification payments). Any attempt by the Buyer or the Seller to claim expressly in writing a right of off-set or set-off any such payment shall result in the automatic forfeiture by the Buyer or the Seller, as the case may be, of any right to any other payment.

         Section 8.10. Interpretation. The phrase "to the knowledge of the Seller" or any similar phrase shall mean such facts and other information which are actually known to any executive officer of the Seller or after due inquiry, to each of the executive officers of the Company listed in Section 8.10 of the Seller Disclosure Schedule. The phrase "to the knowledge of the Buyer" or any similar phrase shall mean such facts and other information which are actually known to any executive of the Buyer. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         Section 8.11. No Third Party Beneficiaries. This Agreement is solely for the benefit of the Seller and its successors and permitted assigns, with respect to the obligations of the Buyer under this Agreement, and for the benefit of the Buyer, and its successors and permitted assigns, with respect to the obligations of Seller, under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim of liability or reimbursement, cause of action or other right.

         Section 8.12. No Waivers. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy. No waiver by a party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be valid unless in writing and signed by the party against whom such waiver is sought to be enforced.

         Section 8.13. Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or equity.

         Section 8.14. Currency. All payments to be made hereunder shall be made in United States dollars.

                                     * * *

                  IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly signed as of the date first above written.


                                       CENDANT CORPORATION

                                       By: /s/ Samuel L. Katz
                                          -------------------------------------
                                          Name:  Samuel L. Katz
                                          Title: Executive Vice President

                                       CENDANT MEMBERSHIP SERVICES, INC.

                                       By: /s/ Samuel L. Katz
                                          -------------------------------------
                                          Name:  Samuel L. Katz
                                          Title: Executive Vice President

                                       HAVAS S.A.

                                       By: /s/ Eric Licoys
                                          -------------------------------------
                                          Name:  Eric Licoys
                                          Title: President



                   [STOCK PURCHASE AGREEMENT SIGNATURE PAGE]